Exhibit 99.1(a)(1)(A)
GARTNER INC.
OFFER TO PURCHASE OUTSTANDING OPTIONS
TO PURCHASE COMMON STOCK
WITH AN EXERCISE PRICE EQUAL TO OR GREATER THAN $12.95 PER SHARE
FOR CASH
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE ON
SEPTEMBER 19, 2005 AT 9:00 P.M., NEW YORK CITY TIME,
UNLESS THE OFFER IS EXTENDED
      Gartner, Inc. (“Gartner” or the “Company”) is offering to all Eligible Employees holding certain outstanding Eligible Options to purchase shares of our common stock, par value $0.0005 (“Common Stock”) the right to cancel such options in exchange for a cash payment equal to the value of the outstanding and vested portion of each such option, calculated as set forth below. Each Eligible Employee holding Eligible Options will be provided with an addendum (referred to as the “Addendum”) setting forth the payment offered for each of his or her Eligible Options. We refer to the prices at which the Company will offer to purchase Eligible Options as the “Option Purchase Price.”
      If you choose to cancel any of your Eligible Options in this Repurchase Program, you must agree to cancel all Eligible Options held by you. We are making this offer upon the terms and subject to the conditions set forth in this Offer to Purchase and in the accompanying Election Form.
      You are eligible to participate in this offer only if you:

•	are a current or former employee of the Company;

•	are not a current executive officer or director of the Company; and

•	are currently employed in Australia, Austria, Belgium, Brazil, Canada, Denmark, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Singapore, South Korea, Sweden, Switzerland, Taiwan, United Kingdom, or the United States.

•	We refer to individuals that meet these eligibility requirements as “Eligible Employees.”
      Options to purchase Common Stock eligible for purchase under the Repurchase Program are those options that:

•	were granted under the Company’s 1991 Stock Option Plan, 1994 Long Term Stock Option Plan, 1996 Long Term Stock Option Plan, 1998 Long Term Stock Option Plan or 1999 Stock Option Plan;

•	have an exercise price per share of $12.95 or higher;

•	are fully vested and outstanding as of the last date on which this offer remains open for acceptance; and

•	are held by Eligible Employees.
      We refer to the options to purchase Common Stock eligible for purchase under the Repurchase Program as “Eligible Options.”
      The Repurchase Program is not conditioned upon a minimum number of the outstanding Eligible Options being tendered for cancellation, but the Repurchase Program is subject to customary conditions, which we describe in Section 8 of this Offer to Purchase.
      If you elect to tender Eligible Options for cancellation as described in this Offer to Purchase and if your options are accepted for purchase, we will cancel your Eligible Options and you will receive a cash payment equal to the amount described in Section 1 of the Offer to Purchase and set forth on your Addendum, less any applicable tax withholding. The offered payment listed on your Addendum for each Eligible Option will represent the value of the Eligible Option as calculated based on the Black-Scholes option valuation model.

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      You will receive this cash payment, less any applicable tax withholdings, promptly in your next available payroll cycle after the closing of the Repurchase, and this payment will not be subject to any vesting conditions or otherwise be subject to forfeiture.
      We are implementing the Repurchase Program because we believe that the Repurchase Program will reduce the undesirable number of options outstanding as a percentage of the total number of Common Stock outstanding.
      Shares of our Common Stock are quoted on the New York Stock Exchange under the symbol “IT.” On August 18, 2005, the closing sales price of our Common Stock as quoted on the New York Stock Exchange was $11.01 per share. We recommend that you obtain current market quotations for our Common Stock before deciding whether to elect to tender your options.
      See “Risks of Participating in the Offer to Purchase” beginning on page 7 for a discussion of risks that you should consider before participating in this offer.
      ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THE REPURCHASE PROGRAM, NEITHER WE, NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER YOUR OPTIONS IN THE REPURCHASE PROGRAM. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ACCEPT THE OFFER TO PURCHASE YOUR OPTIONS FOR THE CASH PAYMENT BEING OFFERED.
IMPORTANT
      If you wish to tender your options, you must complete and submit the election agreement by following the instructions at the Mellon Investor Services LLC (“Mellon”) website (website address: http://www.corporate-action.net/gartner), and submit it before 9:00 p.m., New York City Time, on September 19, 2005. Eligible Employees who do not have a Gartner e-mail address, or are on inactive status, will receive a paper election packet with an instruction letter.
      In order to access the website, your information, and make elections, you will need a Personal Identification Number (“PIN”). If you currently have Eligible Options and a Gartner e-mail address, Mellon will e-mail you your PIN on the date of this offer to purchase.
      We have different election processes: the one you must follow depends on which country you are employed in.
      If you are employed in one of the following countries and receive a PIN via e-mail, you should elect online, with no paper submission necessary: Australia, Austria, Belgium, Canada, Denmark, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Singapore, South Korea, Sweden, Switzerland, Taiwan, United Kingdom, or the United States. Generally, we prefer that you elect to tender your Eligible Options via the website, but you may also submit your election agreement by sending it through the mail using the address listed below.
      If you are employed in Brazil, you must return a signed copy of your election agreement to Mellon via mail using the mailing address listed below. In order for your election to be valid, Mellon must receive your signed election agreement by 9:00 p.m., New York City Time, on September 19, 2005. Please allow ample time for any mailed documents to arrive because your election will not be timely made unless it is received by Mellon by 9:00 p.m., New York City Time, on September 19, 2005.

By Mail: Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606 USA	By Overnight Courier: Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road Mail Stop — Reorg. Ridgefield Park, NJ 07660 USA

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      Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or non-U.S. securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this offer to purchase. Any representation to the contrary is a criminal offense.
      You should direct questions about this Offer to Purchase or requests for additional copies of this Offer to Purchase to a Customer Service Representative at Mellon, Monday through Friday between the hours of 9:00 a.m. to 5:00 p.m., New York City Time, at the following telephone numbers: +1-888-451-6741 (toll-free within the United States) or +1-201-373-5156 (by reverse charges if required) outside the United States.
      WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO TENDER OR REFRAIN FROM TENDERING YOUR ELIGIBLE OPTIONS FOR CANCELLATION IN EXCHANGE FOR THE CASH PAYMENT BEING OFFERED PURSUANT TO THE REPURCHASE PROGRAM. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE REPURCHASE PROGRAM OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE ACCOMPANYING ELECTION FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

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SUMMARY TERM SHEET
      The following section answers some of the questions that you may have about the Repurchase Program. However, it is only a summary, and you should carefully read the remainder of this Offer to Purchase and the accompanying Election Form because the information in this summary is not complete and because there is additional important information in the remainder of this Offer to Purchase and the Election Form. We have included references to the remainder of this Offer to Purchase where you can find a more complete description of the topics in this summary. We refer to this offer, on the terms described in this Offer to Purchase and the Election Form, as the Repurchase Program.
GENERAL QUESTIONS ABOUT THE REPURCHASE PROGRAM

1.	What securities are we offering to repurchase?
      We are offering to repurchase from all Eligible Employees all outstanding stock options to purchase shares of Common Stock (referred to as “Eligible Options”) that:

•	were granted under the Company’s 1991 Stock Option Plan, 1994 Long Term Stock Option Plan, 1996 Long Term Stock Option Plan, 1998 Long Term Stock Option Plan or 1999 Stock Option Plan;

•	have an exercise price of $12.95 or higher per share;

•	are fully vested and outstanding as of September 19, 2005, which is the last date on which this offer remains open for acceptance; and

•	are held by Eligible Employees.
      If you choose to tender any of your Eligible Options in the Repurchase Program, you must agree to cancel all Eligible Options that you hold. (See Section 2)

2.	Who is eligible to participate?
      Eligible Employees are those individuals who (i) are current or former employees of the Company; (ii) are not current executive officers or directors of the Company (current executive officers and directors are listed in Section 12 of this Offer to Purchase); and (iii) are employed in Australia, Austria, Belgium, Brazil, Canada, Denmark, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Singapore, South Korea, Sweden, Switzerland, Taiwan, United Kingdom, or the United States.
      Any Eligible Employee of the Company who holds outstanding Eligible Options is eligible to participate in the Repurchase Program, including any holder of Eligible Options who is on an approved leave of absence from his or her employment relationship and any former employee who holds Eligible Options that have not expired as of 9:00 p.m., New York City Time, on September 19, 2005 (the “Expiration Date”). (See Section 1)
      With respect to Eligible Employees who no longer work for the Company, only that portion of an otherwise Eligible Option that remains outstanding on September 19, 2005, the last day on which you may accept the offer (or such later date to which the offer is extended) is eligible for purchase in this Repurchase Program. For example, assume that a former employee whose employment with the Company ended on August 22, 2005 had 100 Eligible Options of which 66 were vested as of the last day of employment. The 34 unvested options terminated on the last date of employment, and the employee has thirty (30) days from the last day of employment to exercise the 66 vested options. Because these vested options were exercisable on September 19, 2005, they are “outstanding” for purposes of the Repurchase Program. In an alternative example, assume that a former employee whose employment with the Company ended on August 10, 2005 had 100 Eligible Options, of which 66 were vested as of the last day of employment. The 34 unvested options terminated on the last day of employment, and the employee has thirty (30) days from the last day of employment to exercise the 66 vested options. Because these vested options were not exercisable on September 19, 2005, they are not outstanding for purposes of the Repurchase Program and are not Eligible Options.

3.	Are employees outside of the United States eligible to participate?
      Yes; as described above, otherwise Eligible Employees who are employed in Australia, Austria, Belgium, Brazil, Canada, Denmark, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Singapore, South Korea, Sweden, Switzerland, Taiwan, United Kingdom, or the United States, and who hold Eligible Options, are eligible to participate in the Repurchase Program. However, special considerations may apply, depending on the laws of the jurisdiction in which these employees are located. Employees in locations outside the United States should refer to Appendices A through U to the Offer to Purchase for details regarding any special considerations applicable to them in this Offer to Purchase. (See Appendices A through U)

4.	Why is the Company implementing the Repurchase Program?
      The Company is offering to repurchase options held by Eligible Employees because we believe the Repurchase Program will reduce the number of options outstanding as a percent of the total number of shares of Common Stock outstanding. (See Section 3)

5.	How much will I receive for my tendered options?
      For each Eligible Option that you elect to cancel, you will receive a cash payment equal to the value of the outstanding and vested portion of that option. If you are an Eligible Employee, and you hold Eligible Options, you will be provided with an Addendum setting forth the per share payment offered for each share of Common Stock underlying your Eligible Options. If you have not received your Addendum within 2 days of the commencement of this offer, please contact a Customer Service Representative at Mellon Investor Services, Monday through Friday between the hours of 9:00 a.m. to 5:00 p.m., New York City Time, at the following telephone numbers: +1-888-451-6741 (toll-free within the United States) or +1-201-373-5156 (by reverse charges if required) outside the United States.
      Your Eligible Options will be valued based on a Black-Scholes method of valuation. The Black-Scholes method is a commonly used option-valuation model that assigns a value to an option by taking into account a number of factors, including the current fair market value of the underlying Common Stock underlying the option, the exercise price of the option, the length of time the option is likely to be outstanding, interest rates and the volatility of the underlying Common Stock. (See Section 1)

6.	How do I participate in this Repurchase Program?
      To participate in the Repurchase Program, you must make a voluntary election, that will become IRREVOCABLE at 9:00 p.m., New York City Time, on September 19, 2005, to cancel your outstanding Eligible Options by tendering your Eligible Options in the manner provided in this Offer to Purchase in exchange for a cash payment (less applicable tax withholdings) equal to the amount indicated online at the Mellon Investor Services website when you log in using your PIN number or in the letter to be sent to you if you do not have a Gartner e-mail account. This information will be provided to you shortly and will list all of your Eligible Options, the shares that will be vested as of the Expiration Date and the offered purchase price for those Eligible Options.
      If you wish to participate, you will be required to cancel all of your Eligible Options. The cash payment for your cancelled Eligible Options, less any applicable tax withholdings, will be paid in your next available payroll cycle promptly after termination of the Repurchase Program, and these cash payments will not be subject to any vesting requirements or otherwise be subject to any risk of forfeiture. (See Section 6)

7.	What do I need to do to tender my options in the Repurchase Program?
      We have different election processes: the one you must follow depends on which country you are employed in. You will generally need to access the Mellon website (website address: http://www.corporate-action.net/gartner). In order to access the website, you will need a PIN. If you currently have Eligible Options and a Gartner e-mail address, Mellon will e-mail you your PIN on the date of this offer to purchase.
      Regardless of which country you are employed in, if you are an Eligible Employee who does not have a Gartner e-mail address or you are on inactive status (such as a leave of absence), you will receive a paper election packet with instructions to follow and your PIN. You must fill out your election form and mail it to Mellon in time for it to arrive by the expiration date or make an online election as set forth below before the expiration date.
      If you are employed in Australia, Austria, Belgium, Canada, Denmark, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Singapore, South Korea, Sweden, Switzerland, Taiwan, United Kingdom, or the United States, to elect to tender options you must:

•	use your PIN to access the Mellon website;

•	read the election terms and conditions on the election screen; and

•	make your elections online by 9:00 p.m., New York City Time, on September 19, 2005.
      Please print a copy of your election agreement for your records.
      In order for your election to be valid, it must be made online by 9:00 p.m., New York City Time, on September 19, 2005 or Mellon must receive your signed form by 9:00 p.m., New York City Time, on September 19, 2005.
      If you are an employee in one of the above countries, we generally prefer that you elect to tender your Eligible Options via the website, but you may also submit your election agreement by sending it in the mail using the mailing address listed below. Please allow ample time for any mailed documents to arrive. Please see the information on the Mellon website screen for instructions on how to ensure we have received your signed election agreement.
      If you are employed in Brazil, you must return a signed copy of your election agreement to Mellon to validly tender your options. You must either return a signed election form from the paper packet you receive, or you must:

•	use your PIN to access the Mellon website;

•	read the election terms and conditions on the election screen;

•	print a copy of your election agreement; AND

•	sign your election agreement and mail it to Mellon using the mailing address listed below.
      Please keep a signed copy of your election agreement for your records.
      In order for your election to be valid, Mellon must receive your signed form by 9:00 p.m., New York City Time, on September 19, 2005. Please allow ample time for any mailed documents to arrive. Please see the information on the Mellon website screen for instructions on how to ensure we have received your election agreement signature.

By Mail: Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606 USA	By Overnight Courier: Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road Mail Stop — Reorg. Ridgefield Park, NJ 07660 USA
(See Section 4)

8.	How will Gartner and Mellon confirm to me that my election agreement signature page was received?
      If you are employed in Brazil or are an employee who received a paper packet of election materials because you do not have a Gartner e-mail account, computer access or you are on leave of absence, your election is not valid unless the signed signature page from your election agreement is received by 9:00 p.m., New York City Time, on September 19, 2005. You should save a copy of your election agreement. Mellon will collect and verify the signature pages received via mail each day. When a signature page has been received, a summary of your election will appear on the election agreement website screen. If you do not have access to the website, you should call Mellon at the number below after a reasonable period of time has passed to confirm that your signature page was received. If you do have access to the website and if the website box indicating signature receipt has not been checked 48 hours after you sent in your signature page, or after a reasonable period of time if you sent your signature page by mail, please call a Customer Service Representative at Mellon Investor Services, Monday through Friday between the hours of 9:00 a.m. to 5:00 p.m., New York City Time, at the following telephone numbers: +1-888-451-6741 (toll-free within the United States) or +1-201-373-5156 (by reverse charges if required) outside the United States.
      If you have previously elected to tender your options, you may withdraw that election at any time before 9:00 p.m., New York City Time, on September 19, 2005. Although we intend to accept all Eligible Options validly elected to be tendered promptly after the expiration of this Offer to Purchase, if we have not accepted your options by 9:00 p.m., New York City Time, on October 17, 2005, you may withdraw your election to participate after 9:00 p.m., New York City Time, on October 17, 2005. (See Section 5)

9.	Will my decision to participate in the Repurchase Program have an impact on my ability to receive options in the future?
      No. Your election to participate or not participate in the Repurchase Program will not have any effect on our making future grants of options to purchase Common Stock, or any other rights, to purchase our Common Stock to you or anyone else. (See Section 7)

10.	If I decide to participate in the Repurchase Program, what will happen to my current Eligible Options?
      If you elect to participate in the Repurchase Program, your Eligible Options will be cancelled promptly after we accept your election to tender your Eligible Options. (See Section 6)

11.	What is the deadline to elect to tender my options in the Repurchase Program, and how do I do so?
      The deadline to elect to tender your Eligible Options for cancellation in exchange for the cash payment being offered in the Repurchase Program is 9:00 p.m., New York City Time, on September 19, 2005, unless we extend it. This time and date are referred to as the “Expiration Date” of the offer; if we extend the Repurchase Program, the new deadline time and date will be the “Expiration Date.” This deadline means that Mellon must have received a proper tender of your Eligible Options before that time. We may, in our discretion, extend the Repurchase Program at any time, but we cannot assure you that it will be extended or, if it is extended, for how long. If we extend the Repurchase Program, we will make an announcement of the extension no later than 9:00 a.m., New York City Time, on the next business day following the previously scheduled Expiration Date.
      If we extend the deadline beyond that time, you must deliver the required documents or elect online before the extended Expiration Date. (See page 33)
      We reserve the right to reject any or all tenders of Eligible Options that we determine are not in an appropriate form or that we determine are unlawful to accept. Otherwise, we will accept those Eligible Options for which you have made a proper and timely tender that is not withdrawn. Subject to our rights to extend, terminate and amend the Repurchase Program, we currently expect that we will accept all such Eligible Options promptly after the expiration of the deadline to elect to tender Eligible Options in the Repurchase Program. (See Section 4)

12.	What will happen if I do not turn in my Election Form by the deadline or don’t elect to participate?
      If we do not receive your Election Form by the deadline, then you will not participate in the Repurchase Program, and all Eligible Options you currently hold will remain unchanged with their original exercise price and original terms. (See Section 4)

13.	During what period of time may I withdraw a previous tender of options in the Repurchase Program?
      If you have previously elected to tender your options, you may withdraw that election at any time before 9:00 p.m., New York City Time, on September 19, 2005. If we extend the Repurchase Program beyond that time, you may withdraw your tender of Eligible Options at any time until the expiration of the extended deadline. In addition, although we intend to accept all validly tendered Eligible Options promptly after the expiration of this offer to purchase, if we have not accepted your Eligible Options by 9:00 p.m., New York City Time, on October 17, 2005, you may withdraw your election to participate after 9:00 p.m., New York City Time, on October 17, 2005.
      Unless you are employed in Brazil, to withdraw your Eligible Options that you previously elected to tender, if you have access to the Mellon website, you may log on to withdraw the options previously tendered. You must submit a new election agreement to Mellon before the Expiration Date by following the instructions as described in Question 7 and in greater detail on the website or in your paper election packet. If you log back into the website, click any box to change your election and submit your new election, your previous election will be voided. You must then follow all of the instructions to complete your new election. This is true even if the end result is the same choice as your previous election. If you make a new election choice on the website and do not properly complete the election agreement process, your previous election choice and your new election choice will both be voided and you will be deemed to have chosen not to participate.
      If you are employed in Brazil you may not withdraw online but must return a signed copy of your new election agreement to Mellon via mail at the address listed in Question 7 above.
      If you have received a paper election packet, or if you do not have access to the Mellon website when you wish to withdraw your election, you may withdraw by completing a new election agreement and returning it by mail at the address listed in Question 7 above.
      If you make a new election to withdraw your Eligible Options via mail, please allow ample time for your new election agreement to arrive at Mellon before the expiration of the Offer to Purchase. If you have previously elected to tender your options, you may withdraw that election at any time before 9:00 p.m., New York City Time, on September 19, 2005. If we extend the Offer to Purchase beyond that time, you may withdraw your options at any time until the extended expiration of the Offer to Purchase. In addition, although we intend to accept all validly tendered Eligible Options promptly after the expiration of this offer to purchase, if we have not accepted your Eligible Options by 9:00 p.m., New York City Time, on October 17, 2005, you may withdraw your election to participate after 9:00 p.m., New York City Time, on October 17, 2005. (See Section 5)

14.	When will tendered options be removed from the Gartner database?
      After you submit your Election Form, your Eligible Options will continue to appear in the Gartner database until the effective date of cancellation, which will occur upon acceptance of the options promptly following the Expiration Date of the Repurchase Program. If you attempt to exercise your Eligible Options during that period without first withdrawing your tender of your options, we will automatically withdraw the exercised portion of the option from your election, and you will not receive any payment for the shares covered by the exercised portion of the option. The remainder of the option, if any, will continue to be included in the Repurchase Program unless you withdraw it prior to the Expiration Date. (See Section 5)

15.	Is there any tax consequence to my participation in the Repurchase Program?
      The following is a general summary under current law of the material United States federal income tax consequences to participants in the Repurchase Program. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to you in light of your personal investment circumstances. This summarized tax information is not tax advice.
      To comply with Internal Revenue Service Circular 230, you are hereby notified that: (a) any discussion of federal tax issues in this program is not intended or written to be used, and cannot be used by you, for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code; (b) any such discussion is written in connection with the promotion or marketing of the transactions or matters addressed herein by the Company; and (c) you should consult your own independent tax advisor as to the specific tax consequences to you of participating in the Repurchase Program.
      If you exchange your Eligible Options for cash in the Repurchase Program and are subject to tax only in the United States, you will be required under current law to recognize income for United States federal income tax purposes at the time of the exchange, which will occur upon our acceptance of your Eligible Options promptly following the expiration of the Repurchase Program. The cash you receive will be taxed as supplemental compensation income in the year received at the same rate applied to your bonus and other stock compensation income. Such income is subject to withholding of income, FICA and Medicare taxes and other applicable employment taxes. Other deductions you may have elected, such as for our Employee Stock Purchase Plan or our 401(k) Plan, will not be made from this payment. (See Section 15)
      If you are a resident of or are otherwise subject to tax in a country other than the United States, your tax consequences with respect to the Repurchase Program may vary from those tax consequences described above. Please be sure to refer to Appendices A through U for a discussion of the tax and legal consequences of electing to participate in the Repurchase Program in the country in which you reside and are subject to tax. Tax consequences may vary depending on each individual option holder’s circumstances. (See Appendices A through U, as applicable.) We recommend that you consult your own tax advisor with respect to the federal, state and local or foreign tax consequences of participating in the Repurchase Program.
      You should consult with your own tax advisor to determine the personal tax consequences to you of participating in this Repurchase Program. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there might be additional tax and social insurance consequences that may apply to you.

16.	How should I decide whether or not to participate in the Repurchase Program?
      We understand that the decision whether or not to participate in the Repurchase Program will be a challenging one for many employees. The program does carry risk (see “Risks of Participating in the Offer” on page 7 for information regarding some of these risks), and there are no guarantees that you would not ultimately receive greater value from your Eligible Options than what we are offering in the Repurchase Program. So, the decision to participate in the Repurchase Program must be each individual employee’s own. We recommend that you consult with your own advisors to help determine if participation in this Repurchase Program is right for you. (See Section 3)

17.	What are the conditions to the Repurchase Program?
      The implementation of the Repurchase Program is not conditioned upon a minimum number of Eligible Options being tendered. The Repurchase Program is subject to the customary conditions described in this Offer to Purchase. (See Section 8)

18.	If I have multiple Eligible Options, can I choose which options I want to cancel?
      No. If you choose to cancel any of your Eligible Options in the Repurchase Program, you must cancel all of your Eligible Options. (See Section 2)

19.	Will the shares subject to cancelled options be returned to the pool of shares available for future grant under any other Gartner plan?
      No. All Eligible Options have been granted under our 1991 Stock Option Plan, 1994 Long Term Stock Option Plan, 1996 Long Term Stock Option Plan, 1998 Long Term Stock Option Plan and 1999 Stock Option Plan (the “Plans”) and shares of Common Stock underlying options cancelled in the Repurchase Program are not available for future equity awards. (See Section 6)

20.	Will I be required to give up all of my rights under the cancelled options?
      Yes. Once we have accepted your Eligible Options for cancellation, your Eligible Options will be cancelled and you will no longer have any rights under those options. We intend to cancel all tendered options accepted for purchase promptly following the Expiration Date of the Repurchase Program. (See Section 6)

21.	What do we and our Board of Directors think of the Repurchase Program?
      Although our Board of Directors has approved the Repurchase Program, neither we nor our Board of Directors make any recommendation as to whether you should participate in the Repurchase Program. Current executive officers and directors of the Company are not eligible to participate in the Repurchase Program. (See Section 3)

22.	Who can I talk to if I have questions about the Repurchase Program, or if I need additional copies of the offer documents?
      For additional information or assistance, you should contact a Customer Service Representative at Mellon Investor Services, Monday through Friday between the hours of 9:00 a.m. to 5:00 p.m., New York City Time, at the following telephone numbers: +1-888-451-6741 (toll-free within the United States) or +1-201-373-5156 (by reverse charges if required) outside the United States.
RISKS OF PARTICIPATING IN THE REPURCHASE PROGRAM
      Participating in the Repurchase Program involves a number of risks, including those described below under “Economic Risks.” This list highlights the material risks of participating in this Repurchase Program. In addition, there are risks associated with keeping your Eligible Options and deciding not to participate in the Repurchase Program, as described below under “Business-Related Risks.” You should carefully consider all of these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the Repurchase Program. In addition, we strongly urge you to read the sections in this Offer to Purchase discussing the tax consequences in the United States and the jurisdiction in which you reside or are otherwise subject to taxation, as well as the rest of this Offer to Purchase for a more in-depth discussion of the risks that may apply to you before deciding to participate in the Repurchase Program.
      In addition, this Offer to Purchase includes “forward-looking statements.” When used in this Offer to Purchase, the words “anticipate,” “believe,” “estimate,” “expect,” “intend” and “plan” as they relate to us are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including those set forth in this section and other factors elsewhere in this Offer to Purchase. You should carefully consider these risks, in addition to the other information in this Offer to Purchase and in our other filings with the SEC. The documents we file with the SEC discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. The safe harbor afforded by the Private

Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with the Repurchase Program.
      The following discussion should be read in conjunction with the financial statements and notes to the financial statements incorporated by reference herein, as well as our most recent Forms 10-K, 10-Q and 8-K. We caution you not to place undue reliance on the forward-looking statements contained in this Offer to Purchase, which speak only as of the date hereof.
Economic Risks

If the price of our common stock increases after the date on which your options are valued for purposes of determining the price you are offered in your Addendum, your cancelled options might be worth more than the cash payment that you receive in exchange for them.
      For example, if you cancel options with an exercise price of $16.00 per share, and the price of our common stock increases to $20.00 per share, the $4.00 you could have recognized had you sold the shares may be more than the cash payment you received when we purchased your option.

If we are acquired by or merge with another company after the date on which your options are cancelled, your cancelled options might be worth more than the cash payment that you receive in exchange for them.
      A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the Repurchase Program might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.
Tax-Related Risks
For Employees Subject to Tax Inside the U.S.
      Generally, you will be subject to income and employment-related taxes on the amount you receive upon the repurchase of your options. Please see Section 15 for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
For Employees Subject to Tax Outside the U.S.
      If you are a tax resident or citizen of a jurisdiction outside the U.S., you should refer to Appendices A through U for information about the tax consequences associated with the repurchase of your options that may apply in your country.
Australia
      Generally, you will be subject to tax on the amount you receive upon the repurchase of your options. If you elected to pay tax on your options in the year in which your options were granted, you will be subject to tax on the difference between the value of your options on the date of grant and the amount you receive upon the repurchase of your options. If you held the options for more than 12 months, then 50% of your income will be treated as capital gains and the remainder will be treated as ordinary income. If you did not elect to pay tax on your options in the year in which your options were granted, you will be subject to tax on the amount you receive upon the repurchase of your options. This entire amount is taxed as ordinary income. Please see Appendix A for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.

Austria
      Generally, you will be subject to income tax on the amount you receive upon the repurchase of your options. Please see Appendix B for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
Belgium
      Generally, you will be subject to tax on the amount you receive upon the repurchase of your options. If your options were granted on or before November 1, 1998, you are likely subject to income tax on the amount you receive for the repurchase of your options that exceeds the value of your options on the date your options vested. If your options were granted after November 1, 1998, you are likely subject to income tax on the amount you receive for the repurchase of your options that exceeds the value of your options on the date you received notification of your option grant. Please see Appendix C for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
Brazil
      Generally, you will be subject to capital gains tax at a rate of 15% of the amount you receive upon the repurchase of your options. Please see Appendix D for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
Canada
      Generally, you will be subject to income tax on the amount you receive upon the repurchase of your options. Please see Appendix E for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
Denmark
      Generally, you will be subject to income tax on the amount you receive upon the repurchase of your options. Please see Appendix F for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
France
      Generally, you will be subject to income tax on the amount you receive upon the repurchase of your options. The Gartner, Inc. 1991 Stock Option Plan, 1998 Long Term Stock Option Plan, and 1999 Stock Option Plan are intended to be qualified under French law. Since options granted under French qualified plans are not transferable, for tax purposes, the amount you receive upon the repurchase of your options will be treated as indemnification for your renunciation of your right to exercise your options. Please see Appendix G for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
Germany
      Generally, you will be subject to income tax on the amount you receive upon the repurchase of your options. Please see Appendix H for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.

Hong Kong
      Generally, you will be subject to income tax on the amount you receive upon the repurchase of your options. Please see Appendix I for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
Ireland
      Generally, you will be subject to income tax on the amount you receive upon the repurchase of your options. Please see Appendix J for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
Italy
      Generally, you will be subject to income tax on the amount you receive upon the repurchase of your options. Please see Appendix K for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
Japan
      Generally, you will be subject to income tax on the amount you receive upon the repurchase of your options. Please see Appendix L for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
The Netherlands
      Generally, you will be subject to tax on the amount you receive upon the repurchase of your options. If your options were vested on or after January 1, 2005, you are subject to income tax on the amount you receive for the repurchase of your options. If your options were vested before January 1, 2005, you are subject to income tax on the amount you receive for the repurchase of your options that exceeds the value of the options at the time of vesting.
      However, if you properly elected to defer option taxation from the time of vesting to the time of exercise, you are subject to income tax on the amount you receive for the repurchase of your options that exceeds the “intrinsic value” of the options at the time you accepted the option grant. The “intrinsic value” is the excess of the fair market value of the underlying option shares on the date you accepted the option grant over the option exercise price.
      Please see Appendix M for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
New Zealand
      Generally, you will be subject to income tax on the amount you receive upon the repurchase of your options. Please see Appendix N for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
Norway
      Generally, you will be subject to tax on the amount you receive upon the repurchase of your options. When your options are repurchased, you are subject to income tax on the amount received for the options less any taxes previously paid at grant. Your options were taxed at grant if they were granted between January 1, 1996 and December 31, 1998. Your options also were taxed at grant if they were granted between January 1, 1999 and December 31, 1999 and the value of your options was equal to or more than NOK600,000. Please see Appendix O for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
Singapore
      Generally, you will be subject to income tax on the amount you receive upon the repurchase of your options. Please see Appendix P for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
South Korea
      Generally, you will be subject to income tax on the amount you receive upon the repurchase of your options. Please see Appendix Q for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
Sweden
      Generally, you will be subject to tax on the amount you receive upon the repurchase of your options. If your options vested prior to July 1, 1998, you are subject to capital gains tax on the amount you receive for the repurchase of your options that exceeds the value of your options on the date your options vested. If your options vested on or after July 1, 1998, you are subject to income tax on the amount you receive for the repurchase of your options.
      If your options vested prior to July 1, 1998, your employer is not required to withhold any income tax or report the amount received by you for the options. You are responsible for reporting the capital gain or loss on your annual income tax return.
      If your options vested on or after July 1, 1998, your employer is required to withhold any income tax and report the amount received by you for the options. You are responsible for reporting the capital gain or loss on your annual income tax return. However, because the entire amount you receive from the repurchase of your options will be deemed income and subject to income tax, you will not realize any capital gain or loss from the repurchase of your options.
      Please see Appendix R for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
Switzerland
      Generally, you will be subject to tax on the amount you receive upon the repurchase of your options. Depending on the canton in which you reside, you may previously have been subject to income tax on the value of your options at the time of grant or at the time of vesting. If you were previously subject to income tax on the value of your options at the time of grant or at the time of vesting, the amount you receive for the repurchase of your options is capital gain on movable property and is tax-exempt. If you were not previously subject to income tax on your options, the amount you receive for the options is income on which you are subject to income tax.
      If you are a resident of Switzerland, and are a Swiss citizen or a holder of a long-term residence permit from the Swiss immigration authorities, your employer is not required to withhold any income tax. It is your responsibility to report and pay all applicable income tax. However, your employer will report the amount realized by you in your certificate of salary. If you are a resident of Switzerland, but are not a Swiss citizen or a holder of a long-term residence permit from the Swiss immigration authorities, your employer is required to withhold income tax and report the amount received by you for the options.
      Please see Appendix S for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
Taiwan
      Generally, you will be subject to income tax on the amount you receive upon the repurchase of your options. Please see Appendix T for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
The United Kingdom
      Generally, you will be subject to income tax on the amount you receive upon the repurchase of your options. Please see Appendix U for more information about the possible tax consequences associated with the repurchase of your options. We recommend that you consult with your tax adviser prior to participating in the option repurchase.
Business-Related Risks
      We operate in a very competitive and rapidly changing environment that involves numerous risks and uncertainties, some of which are beyond our control. In addition, we and our clients are affected by the economy. The following section discusses many, but not all, of these risks and uncertainties.
      Decreases in IT Spending Could Lead to Decreases in Our Revenues. Our revenues and results of operations are influenced by economic conditions in general and more particularly by business conditions in the IT industry. A general economic downturn or recession, anywhere in the world, could negatively affect demand for our products and services and may substantially reduce existing and potential client information technology-related budgets. Such a downturn could materially and adversely affect our business, financial condition and results of operations, including the ability to: maintain client retention, wallet retention and consulting utilization rates, and achieve contract value and consulting backlog.
      We May Not Successfully Integrate the Acquisition of META. We have made and may continue to make acquisitions of, or significant investments in, businesses that offer complementary products and services, including our acquisition of META that we completed on April 1, 2005. The risks involved in each acquisition or investment include the possibility of paying more than the value we derive from the acquisition, dilution of the interests of our current stockholders or decreased working capital, increased indebtedness, the assumption of undisclosed liabilities and unknown and unforeseen risks, the ability to integrate successfully and efficiently the operations and personnel of the acquired business, the ability to retain key personnel of the acquired company, the time to train the sales force to market and sell the products of the acquired company, the potential disruption of our ongoing business and the distraction of management from our business. The realization of any of these risks could adversely affect our business.
      If the Recently Implemented Restructuring and Reorganization of Our Management Team Does Not Achieve the Results That We Anticipate, the Success of Our Business Strategy May Suffer. Our future success depends, in significant part, upon the continued service and performance of our senior management and other key personnel. We have recently reorganized our business around specific client needs. As part of this reorganization, a number of key management positions have been filled by the promotion of current employees or the hiring of new employees. Additionally, we have restructured our workforce in order to streamline operations and strengthen key consulting practices. If the reorganization and restructuring of our business does not lead to the results we expect, our ability to effectively deliver our products, manage our company and carry out our business plan may be impaired.

      We Face Significant Competition Which Could Materially Adversely Affect Our Financial Condition, Results of Operations and Cash Flows. We face direct competition from a significant number of independent providers of information products and services, including information that can be found on the Internet free of charge. We also compete indirectly against consulting firms and other information providers, including electronic and print media companies, some of which may have greater financial, information gathering and marketing resources than we do. These indirect competitors could choose to compete directly with us in the future. In addition, limited barriers to entry exist in the markets in which we do business. As a result, additional new competitors may emerge and existing competitors may start to provide additional or complementary services. Additionally, technological advances may provide increased competition from a variety of sources. However, we believe the breadth and depth of our research assets position us well versus our competition. Increased competition may result in loss of market share, diminished value in our products and services, reduced pricing and increased marketing expenditures. We may not be successful if we cannot compete effectively on quality of research and analysis, timely delivery of information, customer service, the ability to offer products to meet changing market needs for information and analysis, or price.
      We Depend on Renewals of Subscription Base Services and Our Failure to Renew at Historical Rates Could Lead to a Decrease in Our Revenues. Some of our success depends on renewals of our subscription-based research products and services, which constituted 49% of our revenues for the second quarter of 2005 and 52% for the second quarter of 2004. These research subscription agreements have terms that generally range from twelve to thirty months. Our ability to maintain contract renewals is subject to numerous factors, including the following:

•	delivering high-quality and timely analysis and advice to our clients;

•	understanding and anticipating market trends and the changing needs of our clients; and

•	delivering products and services of the quality and timeliness necessary to withstand competition.
Additionally, as we implement our strategy to realign our business to client needs, we may shift the type and pricing of our products which may impact client renewal rates. While research client retention rates were 80% at June 30, 2005 and 78% at June 30, 2004, there can be no guarantee that we will continue to maintain this rate of client renewals. Any material decline in renewal rates could have an adverse impact on our revenues and our financial condition.
      We Depend on Non-Recurring Consulting Engagements and Our Failure to Secure New Engagements Could Lead to a Decrease in Our Revenues. Consulting segment revenues constituted 29% of our revenues for the second quarter of 2005 and 30% for the second quarter of 2004. These consulting engagements typically are project-based and non-recurring. Our ability to replace consulting engagements is subject to numerous factors, including the following:

•	delivering consistent, high-quality consulting services to our clients;

•	tailoring our consulting services to the changing needs to our clients; and

•	our ability to match the skills and competencies of our consulting staff to the skills required for the fulfillment of existing or potential consulting engagements.
      Any material decline in our ability to replace consulting arrangements could have an adverse impact on our revenues and our financial condition.
      We May Not Be Able to Attract and Retain Qualified Personnel Which Could Jeopardize the Quality of Our Research. Our success depends heavily upon the quality of our senior management, research analysts, consultants, sales and other key personnel. We face competition for the limited pool of these qualified professionals from, among others, technology companies, market research firms, consulting firms, financial services companies and electronic and print media companies, some of which have a greater ability to attract and compensate these professionals. Some of the personnel that we attempt to hire are subject to non-compete agreements that could impede our short-term recruitment efforts. Any failure to retain key personnel or hire and train additional qualified personnel as required to support the evolving needs of clients or growth in our business, could adversely affect the quality of our products and services, and our future business and operating results.
      We May Not Be Able to Maintain Our Existing Products and Services. We operate in a rapidly evolving market, and our success depends upon our ability to deliver high quality and timely research and analysis to our clients. Any failure to continue to provide credible and reliable information that is useful to our clients could have a material adverse effect on future business and operating results. Further, if our predictions prove to be wrong or are not substantiated by appropriate research, our reputation may suffer and demand for our products and services may decline. In addition, we must continue to improve our methods for delivering our products and services in a cost-effective manner. Failure to increase and improve our electronic delivery capabilities could adversely affect our future business and operating results.
      We May Not Be Able to Introduce the New Products and Services that We Need to Remain Competitive. The market for our products and services is characterized by rapidly changing needs for information and analysis. To maintain our competitive position, we must continue to enhance and improve our products and services, develop or acquire new products and services in a timely manner, and appropriately position and price new products and services relative to the marketplace and our costs of producing them. Any failure to achieve successful client acceptance of new products and services could have a material adverse effect on our business, results of operations or financial position.
      Our International Operations Expose Us to a Variety of Risks Which Could Negatively Impact Our Future Revenue and Growth. Approximately 37% of our revenues for the second quarter of 2005 were derived from sales outside of North America. As a result, our operating results are subject to the risks inherent in international business activities, including general political and economic conditions in each country, changes in market demand as a result of exchange rate fluctuations and tariffs and other trade barriers, challenges in staffing and managing foreign operations, changes in regulatory requirements, compliance with numerous foreign laws and regulations, different or overlapping tax structures, higher levels of United States taxation on foreign income, and the difficulty of enforcing client agreements, collecting accounts receivable and protecting intellectual property rights in international jurisdictions. We rely on local distributors or sales agents in some international locations. If any of these arrangements are terminated by our agent or us, we may not be able to replace the arrangement on beneficial terms or on a timely basis, or clients of the local distributor or sales agent may not want to continue to do business with us or our new agent.
      We May Not Be Able to Maintain the Equity in Our Brand Name. We believe that our “Gartner” brand is critical to our efforts to attract and retain clients and that the importance of brand recognition will increase as competition increases. We may expand our marketing activities to promote and strengthen the Gartner brand and may need to increase our marketing budget, hire additional marketing and public relations personnel, expend additional sums to protect the brand and otherwise increase expenditures to create and maintain client brand loyalty. If we fail to effectively promote and maintain the Gartner brand, or incur excessive expenses in doing so, our future business and operating results could be materially and adversely impacted.
      The Costs of Servicing Our Outstanding Debt Could Impair Our Future Operating Results. We have a $200.0 million senior credit facility as well as a $125.0 million revolving credit facility. The affirmative, negative and financial covenants of the credit facility could limit our future financial flexibility. The associated debt service costs of these facilities could impair our future operating results. The outstanding debt may limit the amount of cash or additional credit available to us, which could restrain our ability to expand or enhance products and services, respond to competitive pressures or pursue future business opportunities requiring substantial investments of additional capital.
      If We Are Unable to Enforce and Protect Our Intellectual Property Rights Our Competitive Position May be Harmed. We rely on a combination of copyright, patent, trademark, trade secret, confidentiality, non-compete and other contractual provisions to protect our intellectual property rights. Despite our efforts to protect our intellectual property rights, unauthorized third parties may obtain and use technology or other information that we regard as proprietary. Our intellectual property rights may not survive a legal challenge to their validity or provide significant protection for us. The laws of certain countries do not protect our proprietary rights to the same extent as the laws of the United States. Accordingly, we may not be able to protect our intellectual property against unauthorized third-party copying or use, which could adversely affect our competitive position. Our employees are subject to non-compete agreements. When the non-competition period expires, former employees may compete against us. If a former employee chooses to compete against us prior to the expiration of the non-competition period, there is no assurance that we will be successful in our efforts to enforce the non-compete provision.
      We May Be Subject to Infringement Claims. Third parties may assert infringement claims against us. Regardless of the merits, responding to any such claim could be time consuming, result in costly litigation and require us to enter into royalty and licensing agreements which may not be offered or available on reasonable terms. If a successful claim is made against us and we fail to develop or license a substitute technology, our business, results of operations or financial position could be materially adversely affected.
      Our Operating Results May Fluctuate Which May Make Our Future Operating Results Difficult to Predict. Our quarterly and annual operating income may fluctuate in the future as a result of many factors, including the timing of the execution of research contracts, which typically occurs in the fourth calendar quarter, the extent of completion of consulting engagements, the timing of symposia and other events, which also occur to a greater extent in the fourth calendar quarter, the amount of new business generated, the mix of domestic and international business, changes in market demand for our products and services, the timing of the development, introduction and marketing of new products and services, and competition in the industry. An inability to generate sufficient earnings and cash flow, and achieve our forecasts, may impact our operating and other activities. The potential fluctuations in our operating income could cause period-to-period comparisons of operating results not to be meaningful and may provide an unreliable indication of future operating results.
      Interests of Certain of Our Significant Stockholders May Conflict With Yours. Silver Lake Partners, L.P. (“SLP”) and its affiliates own approximately 33.4% of our common stock as of August 15, 2005. SLP is restricted from purchasing additional stock without our consent pursuant to the terms of a Securityholders’ Agreement. This Securityholders’ Agreement also provides that we cannot take certain actions, including acquisitions and sales of stock and/or assets without SLP’s consent. Additionally, ValueAct Partners and its affiliates own approximately 16.3% of our common stock as of August 15, 2005. While neither SLP nor ValueAct holds a majority of our outstanding shares, they may be able, either individually or together, to exercise significant influence over matters requiring stockholder approval, including the election of directors and the approval of mergers, consolidations and sales of our assets. Their interests may differ from the interests of other stockholders.
      Our Anti-takeover Protections May Delay or Prevent a Change of Control. Provisions of our certificate of incorporation and bylaws and Delaware law may make it difficult for any party to acquire control of us in a transaction not approved by our Board of Directors. These provisions include:

•	The ability of our Board of Directors to issue and determine the terms of preferred stock;

•	Advance notice requirements for inclusion of stockholder proposals at stockholder meetings;

•	A preferred shares rights agreement; and

•	The anti-takeover provisions of Delaware law.
These provisions could delay or prevent a change of control or change in management that might provide stockholders with a premium to the market price of their Common Stock.
      We May Have to Take Substantial Non-Cash Compensation Charges in Future Periods. On October 15, 2004, we announced that Eugene A. Hall received an inducement grant of 500,000 shares of restricted stock with a market value on the date of grant of $12.05 per share. As long as Mr. Hall remains an employee, the restriction on the 500,000 shares of restricted stock will lapse upon the earlier of (a) our 60 day average stock price meeting certain targets, or (b) a change in control. The price targets are $20 for the first 300,000 shares, $25 for the next 100,000 shares and $30 for the remaining 100,000 shares. If our 60 day average stock price exceeds the stipulated per share target during the 60 day measurement period, we will be required to record a non-cash compensation charge equal to the closing price of our stock on the date the target is met times the number of shares associated with the applicable target. For example, if our average 60 day stock price is $22 per share and the stock closes at $22.50 per share, the first lapse shall result in us recording a $6.75 million non-cash compensation charge (i.e., 300,000 shares at $22.50 per share).
THE REPURCHASE PROGRAM

1.	Eligibility; Price.
      Gartner, Inc. (“Gartner” or the “Company”) is offering to all Eligible Employees holding certain outstanding options to purchase shares of our Common Stock, par value $0.0005 (the “Common Stock”), which we refer to as Eligible Options, the right to cancel all of such options in exchange for a cash payment, less any applicable tax withholding, equal to the amount set forth below for each Eligible Option:

		Payment Per
Grant Date	Exercise Price	Eligible Option

10/11/1995	$15.67	$0.01
10/11/1995	$16.63	$0.01
11/17/1995	$17.44	$0.01
11/17/1995	$18.50	$0.01
11/27/1995	$17.85	$0.01
1/25/1996	$24.49	$0.01
7/25/1996	$33.02	$0.01
10/10/1996	$34.06	$0.01
2/24/1997	$19.67	$0.10
4/7/1997	$19.90	$0.12
4/24/1997	$23.96	$0.04
10/9/1997	$30.47	$0.02
4/23/1998	$31.56	$0.04
10/13/1998	$18.60	$0.71
10/13/1998	$19.74	$0.58
12/15/1998	$20.46	$0.57
12/15/1998	$19.29	$0.70
1/28/1999	$22.71	$0.43
1/28/1999	$23.90	$0.35
4/15/1999	$19.82	$0.76
7/22/1999	$20.64	$0.76
9/30/1999	$16.96	$0.01
1/28/2000	$15.88	$1.75
4/14/2000	$13.00	$2.65
4/14/2000	$16.63	$1.68
7/20/2000	$14.31	$2.36
8/15/2000	$13.69	$2.58
8/15/2000	$13.84	$2.54
9/15/2000	$13.88	$2.56
3/15/2002	$12.95	$3.49
4/15/2002	$13.30	$3.41

      The cash payment amounts listed in the table above are not applicable for certain former employees who have expiration periods for their Eligible Options that differ (some are longer and some are shorter) from the standard expiration period for Company stock options. In all cases, the cash payment amount applicable to your Eligible Options will be detailed on your Addendum. Sometimes in this Offer to Purchase and the Election Form we refer to payment of the Option Purchase Price per Eligible Option and in these cases we mean prices set forth above for each share of Common Stock that you have the right to purchase per your Eligible Option. Your Eligible Option will be valued as of a date prior to the date of this Offer to Purchase based on a Black-Scholes method of valuation. The Black-Scholes method is a commonly used option-valuation model that assigns a value to an option by taking into account a number of factors, including the current fair market value of the Common Stock underlying the option, the exercise price of the option, the length of time the option is likely to be outstanding and the volatility of the underlying Common Stock.
      We refer to this offer as the Repurchase Program. If you choose to cancel any of your Eligible Options in the Repurchase Program, you must agree to cancel all such options held by you. We are making this offer upon the terms and subject to the conditions set forth in this Offer to Purchase and in the accompanying Election Form.
      You are eligible to participate in this offer only if you:

•	are a current or former employee of the Company;

•	are not a current executive officer or director of the Company; and

•	are currently employed in Australia, Austria, Belgium, Brazil, Canada, Denmark, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Singapore, South Korea, Sweden, Switzerland, Taiwan, United Kingdom, or the United States.
We refer to individuals that meet these eligibility requirements as “Eligible Employees.”
      Options to purchase Common Stock eligible for purchase under the Repurchase Program are those that:

•	were granted under the Company’s 1991 Stock Option Plan, 1994 Long Term Stock Option Plan, 1996 Long Term stock Option Plan, 1998 Long Term Stock Option Plan or 1999 Stock Option Plan;

•	have an exercise price per share that is at least $12.95;

•	are fully vested and outstanding as of the last date on which this offer remains open for acceptance; and

•	are held by Eligible Employees.
We refer to the options to purchase Common Stock eligible for purchase under the Repurchase Program as “Eligible Options.”
      The Repurchase Program is not conditioned upon a minimum number of the outstanding Eligible Options being tendered for cancellation, but the Repurchase Program is subject to conditions, which we describe in Section 8 of this Offer to Purchase.
      If you elect to tender Eligible Options for cancellation as described in this Offer to Purchase and if your options are accepted for purchase, we will cancel your Eligible Options and you will receive the amount set forth above, less applicable taxes, for each Eligible Option:
      You will receive this cash payment, less any applicable tax withholding, promptly after the closing of the Repurchase Program in your next available payroll cycle, and this payment will not be subject to any vesting conditions or otherwise be subject to forfeiture. An election to participate in the Repurchase Program does not in any way change any employee’s status as an at-will employee.
      As of August 18, 2005, options to purchase 26,559,974 shares of our Common Stock were issued and currently outstanding. Of these, options to purchase 7,682,384 shares of Common Stock are Eligible Options.

2.	Number of Options; Expiration Date.
      Upon the terms and subject to the conditions of this Offer to Purchase, we will purchase all outstanding Eligible Options that are properly tendered and not validly withdrawn in accordance with Section 5 before the “Expiration Date,” as defined below, for a cash payment equal to the amount set forth above per Eligible Option, less any applicable tax withholding.
      If your options are properly tendered and are accepted, your Eligible Options will be cancelled and you will be entitled to receive this cash payment.
      Any Eligible Employee who holds Eligible Options on September 19, 2005 is eligible to participate in the Repurchase Program, including persons on an approved leave of absence and former employees holding Eligible Options that had not yet expired as of September 19, 2005.
      Special considerations may apply to employees abroad, including the tax consequences discussed in Section 15 below.
      If you wish to tender any Eligible Options for cancellation in the Repurchase Program, you must agree to cancel all Eligible Options held by you; you cannot elect to cancel a portion and retain a portion of your Eligible Options.
      The term “Expiration Date” means 9:00 p.m., New York City Time, on September 19, 2005, unless and until we, in our discretion, have extended the period of time during which you may tender Eligible Options for cancellation in the Repurchase Program, in which event the term “Expiration Date” refers to the latest time and date on which your right to tender, as so extended, expires. See Section 16 for a description of our rights to extend, delay, terminate and amend the Expiration Date.
      If we increase or decrease the amount of consideration offered for the Eligible Options or decrease the number of options eligible to be tendered for cancellation in exchange for the cash payment provided in the Repurchase Program and the Repurchase Program is scheduled to expire at a time earlier than the tenth business day from and including the date that notice of any such increase or decrease is first published, sent or given in the manner specified in Section 16 below, we will extend the offer until the end of the tenth business day following such notice.
      For purposes of the Repurchase Program, a “business day” means any day other than a Saturday, Sunday or United States federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City Time.

3.	Purpose of the Repurchase Program.
      We are making this offer to purchase Eligible Options in order to revise our capital structure. A primary reason for this repurchase offer is that the number of options outstanding as a percent of the total number of common shares outstanding (called the “overhang”) has grown to an undesirable level, in large part because of the decrease in our stock price over the last few years. We believe that continuing with the present level of overhang could result in the dilution of our stockholders, and could potentially have a negative impact on our outstanding shares and earnings per share. We expect that this offer will help us to significantly reduce the overhang and, as a result, will be beneficial to us and our stockholders.
      While our Board of Directors has approved the Repurchase Program, neither we nor our Board of Directors make any recommendation as to whether you should tender or refrain from tendering your Eligible Options for cancellation. You must make your own decision whether to tender your options for cancellation in exchange for the cash payment being offered in the Repurchase Program. We cannot guarantee that you would not ultimately receive greater value from your Eligible Options than we are offering in the Repurchase Program.

      Subject to the foregoing, and except as otherwise disclosed in this Offer to Purchase or in our filings with the Securities and Exchange Commission, we currently have no plans or proposals that relate to or would result in:

•	an extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries, except as described below;

•	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

•	any material change in our present dividend policy, or our indebtedness or capitalization;

•	any change in our Board of Directors or management, except as described below;

•	any other material change in our corporate structure or business;

•	our Common Stock no longer being authorized for listing on the New York Stock Exchange;

•	our Common Stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act;

•	the suspension of our obligation to file reports under Section 15(d) of the Securities Exchange Act;

•	the acquisition by any person of any of our securities or the disposition of any of our securities (other than as a result of the exercise of stock options or purchases made under our employee stock purchase plan); or

•	any changes in our certificate of incorporation, bylaws of other governing instruments or any actions that could impede the acquisition of control of us.
      In the ordinary course of business, Gartner evaluates acquisition opportunities. At the present time, we are reviewing opportunities in the $50 million to $100 million range, and recently submitted a preliminary proposal for one such opportunity. Our discussions are preliminary and there can be no assurance that this opportunity will be available to us or that we will choose to take advantage of this opportunity. In the event that we are able to pursue this opportunity to close we may need to raise additional funds through an expansion of our existing credit facility or by raising other types of debt financing. Additionally, we are currently considering increasing the size of our Board from ten to eleven members.
      Neither we nor our board of directors makes any recommendation as to whether you should accept this offer to purchase, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your own investment and tax advisors. You must make your own decision about whether to participate in this offer.

4.	Procedures for Electing to Participate in the Repurchase Program.
      Proper Tender of Options. If you wish to tender your options, you must complete and submit the election agreement by following the instructions at the Mellon Investor Services (“Mellon”) website (website address: http://www.corporate-action.net/gartner), and submit it before 9:00 p.m., New York City Time, on September 19, 2005. Eligible Employees who do not have a Gartner e-mail address, or are on inactive status, will receive a paper election packet with an instruction letter.
      In order to access the website, your information, and make elections, you will need a Personal Identification Number (“PIN”). If you currently have Eligible Options and a Gartner e-mail address, Mellon will e-mail you your PIN on the date of this offer to purchase.
      We have different election processes: the one you must follow depends on which country you are employed in. You will generally need to access the Mellon website (website address: http://www.corporate-action.net/gartner). In order to access the website, you will need a PIN. If you currently have Eligible Options and a Gartner e-mail address, Mellon will e-mail you your PIN on the date of this offer to purchase.
      Regardless of which country you are employed in, if you are an Eligible Employee who does not have a Gartner e-mail address or you are on inactive status (such as a leave of absence), you will receive a paper election packet with instructions to follow and your PIN. You must fill out your election form and mail it to Mellon in time for it to arrive by the Expiration Date or make an online election as set forth below before the expiration date.
      If you are employed in Australia, Austria, Belgium, Canada, Denmark, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Singapore, South Korea, Sweden, Switzerland, Taiwan, United Kingdom, or the United States, to elect to tender options you must:

•	use your PIN to access the Mellon website;

•	read the election terms and conditions on the election screen; and

•	make your elections online by 9:00 p.m., New York City Time, on September 19, 2005.
      Please print a copy of your election agreement for your records.
      In order for your election to be valid, it must be made online by 9:00 p.m., New York City Time, on September 19, 2005 or Mellon must receive your signed form by 9:00 p.m., New York City Time, on September 19, 2005.
      If you are an employee in one of the above countries, we generally prefer that you elect to tender your Eligible Options via the website, but you may also submit your election agreement by sending it in the mail using the mailing address listed below. Please allow ample time for any mailed documents to arrive. Please see the information on the Mellon website screen for instructions on how to ensure we have received your election agreement signature.
      If you are employed in Brazil, you must return a signed copy of your election agreement to Mellon to validly tender your options. You must either return a signed copy of the election agreement sent to you in a paper packet or you must:

•	use your PIN to access the Mellon website;

•	read the election terms and conditions on the election screen;

•	print a copy of your election agreement; AND

•	sign your election agreement and send it to Mellon using the mailing address listed below.
      Keep a signed copy of your election agreement for your records.
      In order for your election to be valid, Mellon must receive your signed election agreement by 9:00 p.m., New York City Time, on September 19, 2005. Please allow ample time for any mailed documents to arrive. Please see the information on the Mellon website screen for instructions on how to ensure we have received your election agreement signature.

By Mail: Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606 USA	By Overnight Courier: Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road Mail Stop — Reorg. Ridgefield Park, NJ 07660 USA
      If we do not receive your Election Form by the deadline, then you will not participate in the Repurchase Program, and all Eligible Options you currently hold will remain unchanged at their original price and terms.
      THE DELIVERY OF ALL DOCUMENTS, INCLUDING THE ELECTION FORM, IS AT THE ELECTION AND RISK OF THE OPTION HOLDER. YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. IT IS YOUR RESPONSIBILITY TO ENSURE THAT YOUR ELECTION AGREEMENT HAS BEEN RECEIVED BY US WITHIN THE DESIGNATED ELECTION PERIOD. YOU SHOULD BE SURE TO KEEP ANY CONFIRMATIONS OR RECEIPTS THAT YOU OBTAIN WHEN YOU SEND IN YOUR ELECTION AGREEMENT.

      If you are employed in Brazil or are an employee who received a paper packet of election materials because you do not have a Gartner e-mail account, computer access or you are on leave of absence, you should note the following: Your election is not valid unless the signed signature page from your election agreement is received by 9:00 p.m., New York City Time, on September 19, 2005. Mellon will receive signature pages sent by mail. Mellon will collect and verify the signature pages received each day. When a signature page has been received, Mellon will check a box that appears on the election agreement website screen. If you do not have access to the website, you should save a copy of your election agreement and call Mellon at the number below after a reasonable period of time has passed to confirm that your signature page was received. If you do have access to the website and if the website box indicating signature receipt has not been checked 48 hours after you sent in your signature page, or after a reasonable period of time if you sent your signature page by mail, please call a Customer Service Representative at Mellon Investor Services, Monday through Friday between the hours of 9:00 a.m. to 5:00 p.m., New York City Time, at the following telephone numbers: +1-888-451-6741 (toll-free within the United States) or +1-201-373-5156 (by reverse charges if required) outside the United States.
      However, our receipt of your election agreement is not by itself an acceptance of the Eligible Options for exchange. For purposes of the offer to purchase, we will be deemed to have accepted Eligible Options for exchange that are validly elected to be tendered and are not properly withdrawn as of the Expiration Date.
      Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our sole discretion, all questions as to the form of documents and the validity, eligibility, including time of receipt, and acceptance of any Election Form, reply email and any other required documents. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any Election Form, reply email and any other required documents that we determine are not in the appropriate form or that we determine are unlawful to accept. Otherwise, we will accept properly and timely tenders of options for cancellation that are not validly withdrawn. We also reserve the right to waive any of the conditions of the Repurchase Program or any defect or irregularity with respect to any particular options or any particular option holder. No tender of options for cancellation in the Repurchase Program will be valid until all defects or irregularities have been cured by the electing option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any such notice.
      Our Acceptance Constitutes an Agreement. Your tender of Eligible Options for cancellation in the Repurchase Program pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Repurchase Program. OUR ACCEPTANCE FOR CANCELLATION OF THE ELIGIBLE OPTIONS TENDERED FOR CANCELLATION BY YOU PURSUANT TO THE REPURCHASE PROGRAM WILL CONSTITUTE A BINDING AGREEMENT BETWEEN US AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE REPURCHASE PROGRAM.
      Subject to our rights to extend, terminate and amend the Repurchase Program, we currently expect that we will accept promptly after the Expiration Date all properly tendered options that have not been validly withdrawn.

5.	Withdrawal Rights.
      You may withdraw your tender of Eligible Options for cancellation only if you comply with the provisions of this Section 5.
      If you have previously elected to tender your options, you may withdraw that election at any time before 9:00 p.m., New York City Time, on September 19, 2005. In addition, although we intend to accept all validly tendered Eligible Options promptly after the expiration of this offer to purchase, if we have not accepted your Eligible Options by 9:00 p.m., New York City Time, on October 17, 2005, you may withdraw your election to participate after 9:00 p.m., New York City Time, on October 17, 2005.

      To validly withdraw all of the Eligible Options that you previously elected to tender, you must follow the procedures listed in Section 4 above and as explained in this Section 5, while you still have the right to withdraw the Eligible Options.
      To withdraw all of your Eligible Options that you previously elected to tender, if you have access to the Mellon website, you may log on to withdraw the Eligible Options tendered. You must submit a new election agreement to Mellon before the Expiration Date by following the instructions applicable to your country of employment, as described in Section 4 and in greater detail on the website or in your paper election packet. If you log back into the website, click any box to change your election and submit your new election, your previous election will be voided. You must then follow all of the instructions to complete your new election. This is true even if the end result is the same choice as your previous election. If you make a new election choice on the website and do not properly complete the election agreement process, your previous election choice and your new election choice will both be voided and you will be deemed to have chosen not to participate.
      If you are employed in Brazil you may not withdraw online but must return a signed copy of your new election agreement to Mellon via mail at the address listed in Section 4 above.
      If you have received a paper election packet, or if you do not have access to the Mellon website when you wish to withdraw your election, you may withdraw by completing a new election agreement and returning it by mail at the address listed in Section 4 above.
      If you make a new election to withdraw your Eligible Options via mail, please allow ample time for your new election agreement to arrive at Mellon before the expiration of the offer to purchase. If you have previously elected to tender your options, you may withdraw that election at any time before 9:00 p.m., New York City Time, on September 19, 2005. If we extend the offer to purchase beyond that time, you may withdraw your Eligible Options at any time until the extended expiration of the offer to purchase. In addition, although we intend to accept all validly tendered Eligible Options promptly after the expiration of this offer to purchase, if we have not accepted your Eligible Options by 9:00 p.m., New York City Time, on October 17, 2005, you may withdraw your election to participate after 9:00 p.m., New York City Time, on October 17, 2005.
      You may not rescind any withdrawal, and any options withdrawn will thereafter be deemed not properly tendered for participation in the Repurchase Program, unless you properly re-tender those options for cancellation before the Expiration Date by following the procedures described in Section 4. The new election agreement must be properly submitted, with a signature if required for your country of employment, and dated after your original election agreement and after your withdrawal. It must be properly completed and it must list all of the options you wish to tender for exchange.
      If you attempt to exercise your Eligible Options after you have sent in your Election Form without first withdrawing your tender of your Eligible Options, we will automatically withdraw the exercised portion of the option from your election, and you will not receive any payment for the shares covered by the exercised portion of the option. The remainder of the option, if any, will continue to be included in the Repurchase Program unless you withdraw your election prior to the Expiration Date.
      Neither Gartner nor any other person is obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination of these matters will be final and binding.
      The delivery of all documents, including any withdrawal on the website or in hard copy, any new election agreements and any other required documents, is at your risk. It is your responsibility to ensure that we have received your withdrawal or any other documents you have submitted. You should be sure to keep any confirmations or receipts that you obtain when you submit your withdrawal or your new election agreement, such as a printout of the website page.

      If you are employed in Brazil or are an employee who received a paper packet of election materials because you do not have a Gartner e-mail account, computer access or you are on leave of absence, you should note the following: Your election is not valid unless the signed signature page from your election agreement is received by 9:00 p.m., New York City Time, on September 19, 2005. Mellon will receive signature pages by mail. Mellon will collect and verify the signature pages received each day. When a signature page has been received that matches your most recent online election choice, Mellon will check a box that appears on the election agreement website screen. If you do not have access to the website, you should save a copy of your election agreement and call Mellon at the number below after a reasonable period of time has passed to confirm that your signature page was received. If you do have access to the website and if the website box indicating signature receipt has not been checked 48 hours after you sent in your signature page, or after a reasonable period of time if you sent your signature page by mail, please call a Customer Service Representative at Mellon Investor Services, Monday through Friday between the hours of 9:00 a.m. to 5:00 p.m., New York City Time at the following telephone numbers: +1-888-451-6741 (toll-free within the United States) or +1-201-373-5156 (by reverse charges if required) outside the United States.

6.	Acceptance of Eligible Options and Payment of Purchase Price.
      Upon the terms and subject to the conditions in this Offer to Purchase, promptly following the Expiration Date, we will accept for cancellation all Eligible Options properly tendered for cancellation and not validly withdrawn before the Expiration Date and pay the purchase price for the options so tendered.
      For purposes of the Repurchase Program, we will be deemed to have accepted Eligible Options that are validly tendered for cancellation and not properly withdrawn as, if and when, we give oral or written notice to the option holders of our acceptance for exchange of such options. Payment of the purchase price will also be deemed to be acceptance of tendered Eligible Options.
      If you elect to tender your Eligible Options in the Repurchase Program, you will receive your cash payment in your next available payroll cycle promptly after the closing of the Repurchase, and this payment will not be subject to any vesting conditions or otherwise be subject to forfeiture. Payment will be made in your local currency, using the currency exchange rate in effect on the Expiration Date and all applicable taxes will be withheld from such payments.
      Payments will be made only to the person in whose name the tendered Eligible Options are held, and you do not have the right to assign or transfer to another person your right to receive the payment due on cancellation of your Eligible Options under the Repurchase Program. Once we have accepted your Eligible Options for cancellation, your Eligible Options will be cancelled and you will no longer have any rights under those options. All shares of Common Stock underlying options cancelled in the Repurchase Program will not be available for future equity awards under the Plans.

7.	Effect of Participating or Not Participating in the Repurchase Program
      Your election to participate or not participate in the Repurchase Program will not have any effect on our making future grants of options to purchase Common Stock, or any other rights, to purchase our Common Stock to you or anyone else.

8.	Conditions of the Repurchase Program.
      Notwithstanding any other provision of the Repurchase Program, we will not be required to accept any Eligible Options tendered for cancellation in exchange for the cash payment being offered in the Repurchase Program, and we may terminate or amend the Repurchase Program, or postpone our acceptance and cancellation of any Eligible Options tendered for exchange, in each case, subject to certain limitations, if at any time on or after August 22, 2005 and prior to September 19, 2005 any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any such case, including any action or omission to act by us, the occurrence of such event or events makes it inadvisable for us to proceed with the Repurchase Program:

•	there has been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Repurchase Program or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

•	make the acceptance for exchange of, or the payment for, some or all of the Eligible Options tendered for cancellation in exchange for the cash payment being offered in the Repurchase Program illegal or otherwise restrict or prohibit completion of the Repurchase Program or otherwise relates in any manner to the Repurchase Program;

•	delay or restrict our ability, or render us unable, to cancel, or pay for some or all of the Eligible Options tendered for cancellation in exchange for the cash payment being offered in the Repurchase Program;

•	materially impair the contemplated benefits of the Repurchase Program to us; or

•	materially and adversely affect the business, condition (financial or other), income, operations or prospects of Gartner or our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Repurchase Program to us;

•	there has occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

•	the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

•	any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;

•	in the case of any of the foregoing existing at the time of the commencement of the Repurchase Program, a material acceleration or worsening thereof; or

•	any decline in either the New York Stock Exchange as measured by the Dow Jones Industrial Average Index or the Standard and Poor’s Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on August 22, 2005;

•	a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

•	any person, entity or “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our Common Stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our Common Stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the Securities and Exchange Commission on or before September 19, 2005;

•	any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the Securities and Exchange Commission on or before September 19, 2005 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our Common Stock; or

•	any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries; or

•	any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of Gartner or our subsidiaries that, in our reasonable judgment, is or may be material to Gartner or our subsidiaries.
      The conditions to the Repurchase Program are for our benefit. We may assert them in our sole discretion regardless of the circumstances giving rise to them prior to the Expiration Date. We may waive them, in whole or in part, at any time and from time to time prior to the Expiration Date, in our discretion, whether or not we waive any other condition to the Repurchase Program. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this section will be final and binding upon all persons.

9.	Price Range of Common Stock Underlying the Options.
      There is no established trading market for the Eligible Options.
      At our 2005 annual meeting of stockholders, our stockholders approved a proposal to amend and restate our restated certificate of incorporation to reclassify our Class A and Class B common stock into a single class of common stock. Accordingly, on July 6, 2005, the Company filed its restated certificate of incorporation with the Secretary of State of the state of Delaware. The restated certificate of incorporation provides for the automatic reclassification and exchange of each outstanding share of the Company’s Class A common stock and each outstanding share of the Company’s Class B common stock into one share of Common Stock, par value $0.0005.
      Our Class A Shares and Class B Shares were listed and traded on the New York Stock Exchange prior to July 6, 2005 under the symbols IT and ITB, respectively. Our Common Stock currently is listed and traded on the New York Stock Exchange under the symbol IT.
      The following table sets forth the high and low closing prices for our Class A Shares and Class B Shares as reported on the New York Stock Exchange prior to the reclassification for the periods indicated and the high and low closing prices for our Common Stock following the reclassification for the periods indicated.

Class A Shares	High	Low

2003:
Quarter ended March 31	$9.68	$6.76
Quarter ended June 30	8.32	6.45
Quarter ended September 30	12.60	7.50
Quarter ended December 31	13.75	11.12
2004:
Quarter ended March 31	$11.85	$11.00
Quarter ended June 30	13.38	11.70
Quarter ended September 30	13.17	11.25
Quarter ended December 31	12.85	11.43

Class A Shares	High	Low

2005:
Quarter ended March 31	$12.68	$9.05
Quarter ended June 30	11.29	8.06
Period beginning July 1 and ending July 5	10.74	10.46

Class B Shares	High	Low

2003:
Quarter ended March 31	$9.80	$6.83
Quarter ended June 30	8.38	6.85
Quarter ended September 30	12.30	7.48
Quarter ended December 31	12.99	10.70
2004:
Quarter ended March 31	$11.61	$10.80
Quarter ended June 30	12.97	11.52
Quarter ended September 30	12.92	11.17
Quarter ended December 31	12.49	11.33
2005:
Quarter ended March 31	$12.40	$8.90
Quarter ended June 30	11.18	7.96
Period beginning July 1 and ending July 5	10.69	10.42

Common Stock	High	Low

2005:
Period beginning July 6 and ending August 18	$11.12	$10.37
      As of August 18, 2005, the reported closing price on the NYSE was $11.01 per share for our Common Stock.
      You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer to purchase.

10.	Source and Amount of Consideration.
      If all Eligible Options are tendered and accepted in the Repurchase Program, the aggregate cash purchase price for such options would be approximately $7,146,711. We will pay the purchase price for Eligible Options acquired in the Repurchase Program out of the Company’s general corporate assets.

11.	Information Concerning the Company.
      We are the world’s leading provider of research and analysis about the global information technology industry. We provide data, advice and opinions to 10,000 clients worldwide representing 7,000 distinct organizations, deliver 2,000 consulting engagements a year, and hold more than 50 events annually that draw in excess of 30,000 attendees. Our clients include chief information officers and other senior IT executives in corporations and government agencies, as well as technology companies and the investment community.
      The foundation for Gartner products is our independent research on IT issues. The findings from this research can be delivered through several different media, depending on a client’s specific business needs, preferences and objectives:

•	Research — provides research content and advice for IT professionals, technology companies and the investment community in the form of reports and briefings, as well as peer networking services and membership programs designed specifically for CIOs and other senior executives.

•	Consulting — consists primarily of consulting, measurement engagements and strategic advisory services (paid one-day analyst engagements) (“SAS”), which provide assessments of cost, performance, efficiency and quality focused on the IT industry.

•	Events — consists of various symposia, conferences and exhibitions focused on the IT industry.
      Our executive offices are located at 56 Top Gallant Road, Stamford, Connecticut 06902-7700, telephone number (203) 316-1111. Our Internet address is http://www.gartner.com and the investor relations section of our web site is located at http://www.gartner.com/investor. The information contained on our web site or connected to our web site is not incorporated by reference into this Offer to Purchase and should not be considered part of this Offer to Purchase.
      The financial information included in our annual report on Form 10-K for the fiscal year ended December 31, 2004 and our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2005 is incorporated herein by reference. Please see Section 18 of this Offer to Purchase entitled, “Additional Information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.
      We had a book value per share of $1.07 at June 30, 2005.
      The following table sets forth our ratio of earnings to fixed charges for the periods specified:

For the Fiscal
	Fiscal Year Ended	Fiscal Year Ended	Quarter Ended
	December 31, 2003	December 31, 2004	June 30, 2005

Ratio of earnings to fixed charges	2.83x	8.87x	0.87x
      The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt discount and issuance costs on all indebtedness, and the estimated portion of rental expense, which is representative of the interest factor of rental payments under operating leases.

12.	Interests of Directors and Officers; Transactions and Arrangements Concerning the Options.
      The directors and executive officers of Gartner and their positions and offices as of August 22, 2005 are set forth in the following table:

Name	Position

Eugene A. Hall	Chief Executive Officer, Director
William O. Grabe	Director
Stephen G. Pagliuca	Director
Maynard G. Webb, Jr.	Director
James C. Smith	Chairman of the Board, Director
Max D. Hopper	Director
Anne Sutherland Fuchs	Director
John R. Joyce	Director
Jeffrey W. Ubben	Director
Michael J. Bingle	Director
Christopher Lafond	Chief Financial Officer, Executive Vice President
Alister Christopher	Senior Vice President, Worldwide Events
Eric Consolazio	Senior Vice President, Chief Information Officer
Robin B. Kranich	Senior Vice President, Research Operations and Business Development
Michael McCarty	Senior Vice President, Global Sales
Robert C. Patton	President, Gartner Consulting
Lewis G. Schwartz	Senior Vice President, General Counsel & Corporate Secretary
Peter Sondergaard	Senior Vice President, Research Content
Clive Taylor	Senior Vice President, Internal Operations
Joseph T. Waters	Senior Vice President, Executive Programs
Colette Gardner	Senior Vice President, Human Resources
      The address of each director and executive officer is c/o Gartner, Inc., P.O. Box 10212, 56 Top Gallant Road, Stamford, CT 06902-7700.
      There were no transactions in our Eligible Options or Common Stock involving our executive officers and directors within the 60 days before the commencement of the Repurchase Program, except that are set forth in the following table:

	Date of	Nature of
Name	Transaction	Transaction	Amount	Price

VA Partners LLC(1)	August 16, 2005	Open Market Purchase	1,800	The purchase price per share was $10.60
VA Partners LLC(1)	August 15, 2005	Open Market Purchase	38,500	The purchase price per share was $10.47
VA Partners LLC(1)	August 12, 2005	Open Market Purchase	150,000	The purchase price per share was $10.57
VA Partners LLC(1)	August 11, 2005	Open Market Purchase	100,000	The purchase price per share was $10.44
VA Partners LLC(1)	August 10, 2005	Open Market Purchase	33,200	The purchase price per share was $10.48
VA Partners LLC(1)	August 9, 2005	Open Market Purchase	68,900	The purchase price per share was $10.59
VA Partners LLC(1)	August 8, 2005	Open Market Purchase	97,900	The purchase price per share was $10.49
VA Partners LLC(1)	August 5, 2005	Open Market Purchase	178,200	The purchase price per share was $10.44
VA Partners LLC(1)	August 4, 2005	Open Market Purchase	57,400	The purchase price per share was $10.58
VA Partners LLC(1)	August 3, 2005	Open Market Purchase	75,800	The purchase price per share was $10.58
VA Partners LLC(1)	August 2, 2005	Open Market Purchase	126,800	The purchase price per share was $10.54
VA Partners LLC(1)	August 1, 2005	Open Market Purchase	150,000	The purchase price per share was $10.31

	Date of	Nature of
Name	Transaction	Transaction	Amount	Price

VA Partners LLC(1)	August 1, 2005	Open Market Purchase	190,200	The purchase price per share was $10.21
Colette Y. Gardner	August 1, 2005	Option Grant	78,000	The per share exercise price was $10.39
James C. Smith	July 1, 2005	Compensation under Gartner Long Term Incentive Plan	2,594	N/A(2)
Stephen G. Pagliuca	July 1, 2005	Compensation under Gartner Long Term Incentive Plan	1,415	N/A(2)
Maynard G. Webb Jr.	July 1, 2005	Compensation under Gartner Long Term Incentive Plan	1,297	N/A(2)
Anne Sutherland Fuchs	July 1, 2005	Compensation under Gartner Long Term Incentive Plan	1,297	N/A(2)
William O. Grabe	July 1, 2005	Compensation under Gartner Long Term Incentive Plan	1,297	N/A(2)
Max D. Hopper	July 1, 2005	Compensation under Gartner Long Term Incentive Plan	708	N/A(2)
Jeffrey W. Ubben	July 1, 2005	Compensation under Gartner Long Term Incentive Plan	1,297.17	N/A(2)

(1)	The reported stock is owned directly by ValueAct Capital MasterFund, L.P., and ValueAct Capital Partners Co-Investors, L.P. and indirectly by VA Partners, LLC as general partner of ValueAct Master Fund, L.P. and ValueAct Capital Partners Co-Investors, L.P. Jeffrey W. Ubben is a director of Gartner, Inc. and Managing Member of VA Partners, LLC, the General Partner.

(2)	These shares are Common Stock Equivalents received as compensation for service as an outside director of Gartner. They were granted under the Company’s 2003 Long Term Incentive Plan (LTIP). The Common Stock Equivalents convert to Gartner Common Stock on the date the outside director’s continuous status as director terminates, or as otherwise provides in the 2003 LTIP.
      Our current executive officers and directors are not eligible to participate in the Repurchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      Based on our review of information on file with the Securities and Exchange Commission and our stock records, the following table provides certain information about beneficial ownership of our Common Stock as of August 15, 2005 by: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent of our Common Stock, (ii) each of our directors, (iii) each Named Executive Officer from our definitive proxy statement, and (iv) all directors and current executive officers as a group. Unless otherwise indicated, the address for those listed below is c/o Gartner, Inc., 56 Top Gallant Road, Stamford, CT 06902-7700. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Number of Shares	Percent Ownership of
Name of Beneficial Owner	Common Stock	Common Stock

Michael J. Bingle(1)	37,740,128	33.40%
Anne Sutherland Fuchs(2)	26,001	*
William O. Grabe(2)	95,001	*
Max D. Hopper(2)	42,001	*
John R. Joyce(3)	37,740,128	33.40%
Stephen G. Pagliuca(4)	60,001	*
James C. Smith(5)	312,334	*
Maynard G. Webb, Jr.(6)	42,001	*
Jeffrey W. Ubben(7)	18,452,246	16.33%
Eugene A. Hall(8)	701,928	*
Alister Christopher(9)	113,495	*
Michael McCarty(10)	41,667	*
Robert C. Patton(11)	103,000	*
Clive Taylor(12)	140,601	*
All current directors, director nominees and current executive officers as a group (21 persons)(13)	58,348,822	51.12%
Wellington Management Company	6,646,660	5.88%
75 State Street, Boston, MA 02109(14)
Entities Affiliated with Silver Lake Partners,
L.P.(15)	37,740,128	33.40%
2725 Sand Hill Road, Suite 150,
Menlo Park, CA 94025
VA Partners, L.L.C.(16)
One Maritime Plaza, Suite 1400,
San Francisco, CA 94111	18,447,246	16.33%

*	Represents less than one percent of issued and outstanding Common Stock.

(1)	Silver Lake Partners, L.P., Silver Lake Investors, L.P. and Silver Lake Technology Investors, L.L.C. own 37,740,128 shares of Common Stock. Silver Lake Technology Associates, L.L.C. is the General Partner of each of Silver Lake Partners, L.P. and Silver Lake Investors, L.P. Silver Lake Technology Management, L.L.C. is the manager of Silver Lake Technology Investors, L.L.C. Mr. Bingle is a Managing Director of each of Silver Lake Technology Associates, L.L.C. and of Silver Lake Technology Management, L.L.C. As such, Mr. Bingle could be deemed to have shared voting or dispositive power over these shares. Mr. Bingle, however, disclaims beneficial ownership in these shares, except to the extent of his pecuniary interest therein.

(2)	Includes 21,001 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of August 15, 2005.

(3)	Silver Lake Partners, L.P., Silver Lake Investors, L.P. and Silver Lake Technology Investors, L.L.C. own 37,740,128 shares of Common Stock. Silver Lake Technology Associates, L.L.C. is the General Partner of each of Silver Lake Partners, L.P. and Silver Lake Investors, L.P. Silver Lake Technology Management, L.L.C. is the manager of Silver Lake Technology Investors, L.L.C. Mr. Joyce is a Managing Director of each of Silver Lake Technology Associates, L.L.C. and of Silver Lake Technology Management, L.L.C. As such, Mr. Joyce could be deemed to have shared voting or dispositive power over these shares. Mr. Joyce, however, disclaims beneficial ownership in these shares, except to the extent of his pecuniary interest therein.

(4)	Includes 21,001 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of August 15, 2005, and includes 10,000 shares of Common Stock that are owned by Mr. Pagliuca indirectly.

(5)	Includes 12,334 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of August 15, 2005.

(6)	Includes 22,001 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of August 15, 2005.

(7)	ValueAct Capital Master Fund, L.P. and ValueAct Capital Partners Co-Investment, L.P. own 18,447,246 shares of our Common Stock. VA Partners, L.L.C. is the General Partner of each of these entities. Mr. Ubben is a Managing Member of VA Partners, L.L.C. As such, Mr. Ubben could be deemed to have shared voting or dispositive power over these shares. Mr. Ubben, however, disclaims beneficial ownership in these shares, except to the extent of his pecuniary interest therein. Includes 5,000 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of August 15, 2005.

(8)	Includes 500,000 shares of restricted stock. Also includes 200,000 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of August 15, 2005.

(9)	Includes 113,495 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of August 15, 2005.

(10)	Includes 41,667 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of August 15, 2005.

(11)	Includes 22,000 shares of restricted stock. Also includes 70,000 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of August 15, 2005.

(12)	Also includes 70,000 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of August 15, 2005.

(13)	Includes 522,084 shares of restricted stock. Also includes 1,114,559 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of August 15, 2005.

(14)	The shares shown as beneficially owned by Wellington Management Company, LLP were reported in its Schedule 13G filed with the SEC on February 14, 2005.

(15)	Represents shares owned by a group of investment funds affiliated with Silver Lake Partners, L.P., the General Partner of which is Silver Lake Technology Associates, including (i) 34,755,105 shares owned by Silver Lake Partners, L.P.; (ii) 998,701 shares owned by Silver Lake Investors, L.P.; and (iii) 1,986,322 shares owned by Silver Lake Technology Investors, L.L.C.

(16)	Represents shares owned by a group of investments whose General Partner is VA Partners, L.L.C., including: (i) 18,184,659 shares of Common Stock owned by ValueAct Capital Master Fund, L.P.; and (ii) 262,587 shares of Common Stock owned by ValueAct Capital Partners Co-Investors, L.P.

13.	Status of Options Acquired by Us in the Repurchase Program; Accounting Consequences of the Repurchase Program.
      Eligible Options acquired by us in the Repurchase Program will be cancelled and the holders of those Eligible Options will no longer have any rights under those options. We intend to cancel all tendered options accepted for purchase promptly following the Expiration Date of the Repurchase Program. For our financial reporting purposes, we intend to recognize the full amount of cash paid to holders of Eligible Options in cancellation of their options as compensation expense in the period that the Repurchase Program is completed. The Offer to Purchase will be governed by Accounting Principles Board Opinion No. 25 Accounting for Stock Issued to Employees (“APB 25”). Under APB 25, the cash consideration paid for repurchased stock options is treated as compensation expense which is a charge to earnings. Assuming 100% participation, this charge would be approximately $7.1 million, pretax. Additionally, those outstanding options which we offered to repurchase and that were not tendered would be subject to variable accounting treatment from the day of the offer to purchase onwards, requiring us to take a potential charge each quarter to the extent the in-the-money value of those options increased as measured on the last day of the quarter. Additionally, to the extent we issue new option grants within 6 months from the closing of the offer to purchase to those employees whose options we purchase, those option grants would also be subject to variable accounting. Any variable accounting treatment triggered by the offer to purchase would cease upon our adoption of Financial Accounting Standard Board’s Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment, which is currently required by the Securities and Exchange Commission to occur on January 1, 2006.

14.	Legal Matters; Regulatory Approvals.
      We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the cancellation of options in exchange for the cash payment contemplated by the Repurchase Program, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the cancellation of our options as contemplated herein. Should any such approval or other action be required, we contemplate that we will seek such approval or take such other action. We are unable to predict whether we may determine that we are required to delay the acceptance of options tendered for cancellation in exchange for the cash payment contemplated by the Repurchase Program pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the Repurchase Program to accept options tendered for cancellation is subject to the conditions described in Section 8.

15.	Material U.S. Federal Income Tax Consequences.
      The following is a general summary of the material U.S. federal income tax consequences of the cancellation of Eligible Options in exchange for the cash payment contemplated by the Repurchase Program. This discussion is based on the Internal Revenue Code, its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date of this Repurchase Program, all of which are subject to change, possibly on a retroactive basis. The federal tax laws may change and the federal, state and local tax consequences for each employee will depend upon that employee’s individual circumstances. This summary does not discuss all of the tax consequences such as state and local income taxes that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of option holders. If you are a citizen or a resident of the United States, but are also subject to the tax laws of another country, you should be aware that there might be other tax and social insurance consequences that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.
      To comply with Internal Revenue Service Circular 230, you are hereby notified that: (a) any discussion of federal tax issues in these materials is not intended or written to be used, and cannot be used by you, for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code; (b) any such discussion is written in connection with the promotion or marketing of the transactions or matters addressed herein by the Company; and (c) you should consult your own independent tax advisor as to the specific tax consequences to you of participating in the Plan.
      If you exchange your Eligible Options for cash in the Repurchase Program, the cash you receive will be taxed as supplemental compensation income in the year received. Such income will be subject to withholding of income, FICA and Medicare taxes and other applicable employment taxes. Such withholding will generally be at the same rate as is applicable to your bonus and other stock compensation income. To the extent that you recognize compensation income, we would generally be entitled to a corresponding federal income tax deduction. Any applicable withholding taxes or charges on the cash you are entitled to receive in exchange for the cancellation of your Eligible Options will be paid to the appropriate tax authority, as required or permitted. Other voluntary deductions you may have elected, such as for our Employee Stock Purchase Plan or our 401(k) Plan, will not be made from this payment.
      For holders of Eligible Options residing outside of the United States, please see the summary of the tax consequences and the withholding and reporting obligations provided for your respective country in Schedules A through U to this Offer to Purchase.
      WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THE REPURCHASE PROGRAM.

16.	Extension of Repurchase Program; Termination; Amendment.
      We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 8 has occurred or is deemed by us to have occurred, to extend the Expiration Date and thereby delay the acceptance for cancellation of any Eligible Options tendered in the Repurchase Program by giving oral, written or electronic notice of such extension to the Eligible Option holders.
      We also expressly reserve the right, in our reasonable judgment, prior to the Expiration Date, to terminate or amend the Repurchase Program and to postpone our acceptance and cancellation of any tendered options upon the occurrence of any of the conditions specified in Section 8, by giving oral, written or electronic notice of such termination or postponement to the Eligible Option holders. Notwithstanding the foregoing, we will pay the consideration offered or return the options promptly after termination or withdrawal of the Repurchase Program.
      Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 8 has occurred or is deemed by us to have occurred, to amend the Repurchase Program in any respect.
      Amendments to the Repurchase Program may be made at any time and from time to time. In the case of an extension, the amendment must be issued no later than 9:00 a.m., New York City Time, on the next business day after the last previously scheduled or announced Expiration Date. Any amendment of the Repurchase Program will be disseminated promptly to option holders in a manner reasonably designed to inform option holders of such change. Without limiting the manner in which we may choose to disseminate any amendment of the Repurchase Program, except as required by law, we have no obligation to publish, advertise or otherwise communicate any such dissemination.
      If we materially change the terms of the Repurchase Program or the information concerning the Repurchase Program, or if we waive a material condition of the Repurchase Program, we will extend the Expiration Date. Except for a change in price or a change in percentage of securities sought, the amount of time by which we will extend the Expiration Date following a material change in the term of the Repurchase Program or information concerning the Repurchase Program will depend on the facts and circumstances, including the relative materiality of such terms or information. If we increase or decrease the amount of consideration offered for the Eligible Options or decrease the number of options eligible to be cancelled in exchange for the cash payment being offered in the Repurchase Program and the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that notice of any such increase or decrease is first published, sent or given in the manner specified in this Section 16, we will extend the offer until the end of the tenth business day following such notice.
      If we extend the Expiration Date of the Repurchase Program beyond the original deadline, you must deliver the required documents or reply to the email sent to you before the extended Expiration Date.

17.	Fees and Expenses.
      We will not pay any fees or commissions to any broker, dealer or other person for soliciting the tender of Eligible Options for cancellation pursuant to the Repurchase Program.

18.	Additional Information.
      We recommend that, in addition to this Offer to Purchase and Election Form, you review the following materials, which we have filed with the Securities and Exchange Commission, before making a decision on whether to participate in the Repurchase Program:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 16, 2005;

•	our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2005, filed with the Securities and Exchange Commissions on August 9, 2005;

•	the definitive proxy statement for our 2005 annual meeting of stockholders, filed with the Securities and Exchange Commission on May 24, 2005;

•	our current report on Form 8-K, filed with the Securities and Exchange Commission on March 30, 2005;

•	our current report on Form 8-K, filed with the Securities and Exchange Commission on April 1, 2005;

•	our current report on Form 8-K, filed with the Securities and Exchange Commission on April 7, 2005;

•	our current report on Form 8-K, filed with the Securities and Exchange Commission on April 20, 2005;

•	our current report on Form 8-K, filed with the Securities and Exchange Commission on May 3, 2005;

•	our current report on Form 8-K, filed with the Securities and Exchange Commission on June 16, 2005;

•	our current report on Form 8-K, filed with the Securities and Exchange Commission on July 6, 2005; and

•	our current report on Form 8-K, filed with the Securities and Exchange Commission on July 28, 2005.
      The Securities and Exchange Commission file number for all of these filings is 001-14443. These filings and other reports, registration statements, proxy statements and other filings can be inspected and copied at the reference facilities maintained by the Securities and Exchange Commission located in Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these documents from these offices upon the payment of the fees prescribed by the Securities and Exchange Commission. You may obtain information on the operation of the public reference rooms by calling the Securities and Exchange Commission at 1-800-732-0330. These filings are also available to the public on the web site of the Securities and Exchange Commission at http://www.sec.gov.
      We will also provide without charge to each person to whom this Repurchase Program is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you (including this Offer to Purchase and the Election Form), other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Investor Relations
Gartner, Inc.
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7700

You may also make a request to Investor Relations by telephone at (203) 316-6537 or by electronic mail at investor.relations@gartner.com between the hours of 9:00 a.m. and 5:00 p.m., New York City Time, Monday through Friday.

      The information contained in this Offer to Purchase about Gartner should be read together with the information contained in the documents to which we have referred you.

19.	Financial statements.
      Our full financial statements as included in our annual report on Form 10-K for our fiscal year ended December 31, 2004, filed with the SEC on March 16, 2005 in the section entitled “Gartner, Inc. Consolidated Financial Statements” and our quarterly report on Form 10-Q for our fiscal quarter ended June 30, 2005, filed with the SEC on August 9, 2005 in the section entitled “Item 1. Financial Statements,” are incorporated by reference herein. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 18 of this Offer to Purchase.

20.	Miscellaneous.
      We are not aware of any jurisdiction where the implementation of the Repurchase Program violates applicable law. If we become aware of any jurisdiction where the implementation of the Repurchase Program violates applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the Repurchase Program will not be made to, nor will tenders of Eligible Options for cancellation be accepted from or on behalf of, the option holders residing in such jurisdiction.
      WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD PARTICIPATE IN THE REPURCHASE PROGRAM. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE REPURCHASE PROGRAM OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE ACCOMPANYING ELECTION FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Gartner, Inc.	August 22, 2005

APPENDIX A
Gartner, Inc.
Tax and Regulatory Summary
Australia
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in Australia under existing laws in Australia. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than Australia, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      If you elected to pay tax on your options in the year in which your options were granted, you will be subject to tax on the difference between the value of your options on the date of grant and the cash amount you receive when your options are repurchased. If you held the options for more than twelve (12) months, then 50% of your income will be treated as capital gains and the remainder will be treated as ordinary income.
      If you did not elect to pay tax on your options in the year in which your options were granted, you will be subject to tax on the cash amount you receive when your options are repurchased. This entire amount is taxed as ordinary income.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer is not required to withhold any tax incurred upon the repurchase of your options. You are responsible for reporting the cash amount received for the options on your annual income tax return for the year in which the cash amount is received and for paying all applicable taxes.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

A-1

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

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APPENDIX B
Gartner, Inc.
Tax and Regulatory Summary
Austria
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in Austria under existing laws in Austria. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than Austria, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      When your options are repurchased, you are subject to income tax on the cash amount received for the options. However, you are not likely subject to social insurance contributions on the cash amount received for the options.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer is required to withhold any tax incurred upon the repurchase of your options at the time of payment. You are responsible for reporting the cash amount received for the options on your annual income tax return for the year in which the cash amount is received.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

B-1

APPENDIX C
Gartner, Inc.
Tax and Regulatory Summary
Belgium
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in Belgium under existing laws in Belgium. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than Belgium, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      If your options were granted on or before November 1, 1998, you are likely subject to income tax and social insurance contributions on any amount you receive for the repurchase of your options that exceeds the value of your options on the date your options vested.
      If your options were granted after November 1, 1998, you are likely subject to income tax and social insurance contributions on any amount you receive for the repurchase of your options that exceeds the value of your options on the date you received notification of your option grant.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer is required to withhold any income tax and social insurance contributions incurred in the repurchase at the time of payment. Your employer also is required to report the amount received by you for the options. You are responsible for reporting your income on your personal tax return for the year in which you receive the amount for the options.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

C-1

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

C-2

APPENDIX D
Gartner, Inc.
Tax and Regulatory Summary
Brazil
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in Brazil under existing laws in Brazil. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than Brazil, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      When your options are repurchased, you are subject to capital gains tax on the cash amount you receive for the options. The capital gains tax is incurred in the year you elect to participate in the option repurchase, and is at the rate of 15% of the cash amount you receive.
      You are not subject to social insurance contributions on the cash amount you receive for the options.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer is not required to withhold any capital gains tax incurred for the option repurchase or to report the amount you receive for the options. You are responsible for reporting on your annual income tax return any gain recognized in the option repurchase, and for paying all applicable taxes by the last business day of the calendar month following the month in which you elected to participate in the option repurchase.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

D-1

APPENDIX E
Gartner, Inc.
Tax and Regulatory Summary
Canada
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in Canada under existing laws in Canada. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than Canada, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      When your options are repurchased, you are subject to income tax on the cash amount received for the options.
      If your income does not exceed certain wage base thresholds, you will be subject to social security contributions on the cash amount received for the options.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer is required to withhold income tax and social insurance contributions on the amount received by you for the options at the time of payment. Your employer also is required to report the amount received by you for the options.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

E-1

APPENDIX F
Gartner, Inc.
Tax and Regulatory Summary
Denmark
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in Denmark under existing laws in Denmark. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than Denmark, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      When your options are repurchased, you are subject to income tax and social insurance contributions on the cash amount received for the options.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer will report the amount of taxable income you receive for the option repurchase. Your employer will not withhold income tax or social security contributions on the amount received by you for the option repurchase. It is your responsibility to report and pay all applicable income taxes and social security contributions for the year in which the taxes and contributions are incurred.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

F-1

APPENDIX G
Gartner, Inc.
Tax and Regulatory Summary
France
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in France under existing laws in France. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than France, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      When your options are repurchased, you are subject to income tax on the cash amount received for the options.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer is required to withhold your share of social security contributions incurred upon the cash amount received for the options at the time of payment. You are responsible for reporting the cash amount received for the options on your annual income tax return for the year in which the cash amount is received and for paying all applicable taxes.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

G-1

APPENDIX H
Gartner, Inc.
Tax and Regulatory Summary
Germany
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in Germany under existing laws in Germany. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than Germany, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      When your options are repurchased, you are subject to income tax on the cash amount received for the options. In addition, you are subject to a church tax and a solidarity surcharge.
      If your income does not exceed certain wage base thresholds, you will be subject to social security contributions on the cash amount received for the options.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer is required to withhold any income tax and social insurance contributions incurred in the repurchase at the time of payment. You are responsible for reporting the income from the option repurchase on your personal tax return.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

H-1

APPENDIX I
Gartner, Inc.
Tax and Regulatory Summary
Hong Kong
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in Hong Kong under existing laws in Hong Kong. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than Hong Kong, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      When your options are repurchased, you are subject to salaries tax at your marginal income tax rate on the cash amount received for the options. However, the cash amount received for the options is not subject to mandatory contributions under the Mandatory Provident Fund Scheme.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer is not required to withhold any salaries tax incurred upon the repurchase. However, your employer will report the option repurchase in its standard annual filings.
      You are responsible for reporting any salaries taxes incurred upon the repurchase on your individual tax return for the year in which the taxes are incurred, and for paying all applicable salaries taxes to the Hong Kong tax authorities.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

I-1

APPENDIX J
Gartner, Inc.
Tax and Regulatory Summary
Ireland
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in Ireland under existing laws in Ireland. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than Ireland, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      When your options are repurchased, you are subject to income tax at your marginal income tax rate and social insurance contributions on the cash amount you receive for the options.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Because your employer is bearing the costs of the option repurchase, it will withhold income tax and social insurance contributions on the amount received by you for the options at the time of payment. Your employer also will report the amount received by you for the options.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

J-1

APPENDIX K
Gartner, Inc.
Tax and Regulatory Summary
Italy
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in Italy under existing laws in Italy. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than Italy, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      When your options are repurchased, you are subject to income tax on the cash amount received for the options. The amount is taxed as employment income in the tax year it is paid.
      In addition, you are subject to social insurance contributions for the cash amount received for the options.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer is required to withhold income tax and social insurance contributions on the amount received by you for the options at the time of payment. Your employer also is required to report the amount received by you for the options.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

K-1

APPENDIX L
Gartner, Inc.
Tax and Regulatory Summary
Japan
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in Japan under existing laws in Japan. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than Japan, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      When your options are repurchased, you are subject to income tax on the cash amount received for the options. The income tax is incurred in the tax year you elect to participate in the option repurchase, and is likely classified as remuneration income for individual income tax purposes.
      You are not subject to social insurance contributions on the cash amount received for the options.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Because your employer is bearing the costs of the option repurchase, it is required to withhold income tax on the amount received by you for the options at the time of payment. Your employer also is required to report the amount received by you for the options.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

L-1

APPENDIX M
Gartner, Inc.
Tax and Regulatory Summary
Netherlands
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in the Netherlands under existing laws in the Netherlands. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than the Netherlands, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      If your options were vested on or after January 1, 2005:
      You are subject to income tax and social insurance premiums on the cash amount you receive for the option repurchase.
      If your options were vested before January 1, 2005:
      If your options were granted before January 1, 2005, but are partially, but not wholly vested:
      Any remaining untaxed options vesting on or after January 1, 2005 will be taxed at vesting, unless you properly elected a deferral of taxation until you exercise the options.
      You are subject to income tax and social insurance premiums on the cash amount you receive for the option repurchase that exceeds the value of the options at the time of vesting.
      If you properly elected to defer option taxation from the time of vesting to the time of exercise, you are subject to income tax on the cash amount you receive for the option repurchase that exceeds the “intrinsic value” of the options at the time you accepted the option grant. The “intrinsic value” is the excess of the fair market value of the underlying option shares on the date you accepted the option grant over the option exercise price. In addition, you are subject to social insurance premiums on the cash amount you receive for the option repurchase that exceeds the value of the options at the time of vesting.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer is required to withhold income tax and social insurance premiums incurred for the option repurchase at the time of payment. Your employer also is required to report the amount of taxable income realized by you.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation,

M-1

dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

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APPENDIX N
Gartner, Inc.
Tax and Regulatory Summary
New Zealand
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in New Zealand under existing laws in New Zealand. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than New Zealand, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      When your options are repurchased, you are subject to income tax on the cash amount received for the options. The amount is taxed as employment income in the tax year it is paid.
      In addition, you will be subject to earner’s levy deductions under the Injury Prevention, Rehabilitation, and Compensation Act 2002 at the rate of NZ$1.0667 per NZ$100 of employment income, up to the earnings cap of NZ$94,226.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer is required to withhold income tax and earner’s levy deductions on the amount received by you for the option repurchase at the time of payment. Your employer also is required to report the amount received by you for the option repurchase.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

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APPENDIX O
Gartner, Inc.
Tax and Regulatory Summary
Norway
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in Norway under existing laws in Norway. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than Norway, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      When your options are repurchased, you are subject to income tax and social security contributions on the cash amount received for the options less any taxes previously paid at grant.
      Your options were taxed at grant if they were granted between January 1, 1996 and December 31, 1998. Your options also were taxed at grant if they were granted between January 1, 1999 and December 31, 1999 and the value of your options was equal to or more than NOK600,000.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer is required to withhold income tax and social security contributions on any income received by you for the repurchase of your options at the time of payment. Your employer also is required to report any income received by you for the repurchase of your options.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

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APPENDIX P
Gartner, Inc.
Tax and Regulatory Summary
Singapore
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in Singapore under existing laws in Singapore. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than Singapore, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      When your options are repurchased, you are subject to income tax on the cash amount you receive for the options. The income tax is incurred in the tax year ending December 31, 2005, and is likely classified as gains or profits from employment for individual income tax purposes.
      You are not subject to social insurance contributions on the cash amount you receive for the options.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer is not required to withhold any income tax incurred for the repurchase. However, your employer will report the amount of taxable income realized by you.
      You are responsible for reporting the income tax incurred for the repurchase on your individual tax return for the year in which you receive the cash amount, and for paying all applicable taxes.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

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APPENDIX Q
Gartner, Inc.
Tax and Regulatory Summary
South Korea
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in South Korea under existing laws in South Korea. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than South Korea, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      When your options are repurchased, you are subject to salary tax and social insurance contributions on the cash amount received for the options.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer is not required to withhold any salary tax incurred upon the repurchase of your options. Unless your employer performs a “year-end settlement of accounts” on your behalf, you are responsible for reporting the repurchase of your options on your annual income tax return for the year in which the taxes are incurred, and for paying all applicable income taxes.
      Your employer will withhold any social insurance contributions from the cash amount received for the options at the time of payment and pay such contributions to South Korea’s social insurance funds.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

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APPENDIX R
Gartner, Inc.
Tax and Regulatory Summary
Sweden
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in Sweden under existing laws in Sweden. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than Sweden, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      If your options vested prior to July 1, 1998, you are subject to capital gains tax on any amount you receive for the repurchase of your options that exceeds the value of your options on the date your options vested.
      If your options vested on or after July 1, 1998, you are subject to income tax on any amount you receive for the repurchase of your options.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      If your options vested prior to July 1, 1998, your employer is not required to withhold any income tax or report the amount received by you for the options. You are responsible for reporting the capital gain or loss on your annual income tax return for the year in which the cash amount is received and for paying all applicable taxes.
      If your options vested on or after July 1, 1998, your employer is required to withhold any income tax on the amount received by you for the options at the time of payment. Your employer also is required to report the amount received by you for the options. You are responsible for reporting the capital gain or loss on your annual income tax return for the year in which the cash amount is received. However, because the entire amount you receive from the repurchase of your options will be deemed income and subject to income tax, you will not realize any capital gain or loss from the repurchase. Accordingly, you should report “zero” capital gain or loss on your annual income tax return.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

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•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

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APPENDIX S
Gartner, Inc.
Tax and Regulatory Summary
Switzerland
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in Switzerland under existing laws in Switzerland. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a resident of a country other than Switzerland at any time during the period from the option grant to the option repurchase, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      Depending on the canton in which you reside, you may previously have been subject to income tax and social insurance contributions on the value of your options at the time of grant or at the time of vesting. If you were previously subject to income tax and social insurance contributions on the value of your options at the time of grant or at the time of vesting, the cash amount you receive for the option repurchase is capital gain on movable property and is tax-exempt.
      If you were not previously subject to income tax and social insurance contributions on your options, the cash amount you receive for the options is income on which you are subject to income tax and social insurance contributions.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      If you are a resident of Switzerland, and are a Swiss citizen or a holder of a long-term residence permit from the Swiss immigration authorities, your employer is not required to withhold any income tax. It is your responsibility to report and pay all applicable income taxes with your annual income tax return for the year in which the taxes are incurred. However, your employer will withhold any social insurance contributions on the amount realized by you at the time of payment. Your employer also will report the amount realized by you in your certificate of salary.
      If you are a resident of Switzerland, but are not a Swiss citizen or a holder of a long-term residence permit from the Swiss immigration authorities, your employer is required to withhold income tax and social security contributions on the amount received by you for the options at the time of payment. Your employer also is required to report the amount received by you for the options.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation,

S-1

dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

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APPENDIX T
Gartner, Inc.
Tax and Regulatory Summary
Taiwan
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in Taiwan under existing laws in Taiwan. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than Taiwan, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      When your options are repurchased, you are subject to income tax on the cash amount received for the options. However, you are not subject to social insurance contributions on the cash amount received for the options.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer is not required to withhold any tax incurred upon the repurchase of your options.
      You are responsible for reporting the cash amount received for the options on your annual income tax return for the year in which the cash amount is received and for paying all applicable taxes.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

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APPENDIX U
Gartner, Inc.
Tax and Regulatory Summary
United Kingdom
      Set forth below is a general summary of certain significant tax consequences and regulatory requirements associated with participating in the option repurchase in the United Kingdom under existing laws in The United Kingdom. This summary is based on tax and regulatory laws as well as administrative and judicial interpretations in effect as of August 2005. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are a citizen or resident of a country other than The United Kingdom, the information contained in this summary may not be applicable to you.
      The tax consequences and regulatory requirements associated with participating in the option repurchase are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the option repurchase. Moreover, it may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal adviser to determine the consequences of taking or not taking any action concerning your options under the option repurchase and to determine how the laws in your country apply to your specific situation.
      (a) How is the tax on the amount received upon the repurchase of my options calculated?
      When your options are repurchased, you are subject to income tax at your marginal tax rate on the cash amount received for the options.
      In addition, you are subject to employees’ National Insurance Contributions (“NIC”) on the cash amount received for the options, at the rate of 11% on annual earnings of less than £32,760, and 1% on earnings in excess of £32,760. However, you are not subject to NIC if your options were granted between April 6, 1999 and May 19, 2000 and the exercise price of the options exceeded the value of the underlying stock on November 7, 2000.
      (b) What are the tax withholding and reporting obligations regarding transactions under the option repurchase?
      Your employer is required to withhold any income tax and NIC that are imposed upon the repurchase at the time of payment. Your employer also is required to report any income received by you for repurchase of your options.
      You are responsible for reporting the repurchase of your options on the share scheme pages of your personal U.K. Inland Revenue self-assessment tax return.
      (c) Am I subject to stamp duty upon the repurchase of my options?
      You are not subject to stamp duty upon the repurchase of your options.
Data Privacy Consent
      By submitting an election to cancel your options or, thereafter, by submitting a withdrawal of your election to cancel your options, in writing or electronically, you voluntarily, expressly, and unequivocally consent to and authorize the collection, processing (including, but not limited to, the registration, organization, adaptation, recordation, disclosure, including to third parties, modification, extraction, consultation, dissemination, blocking, deletion, destruction, use, storage or in any other manner putting together or combining, of such personal data), and transfer of your personal data,

•	including, to the extent possible under applicable law, your sensitive personal data,

•	in any jurisdiction,

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•	by and among us, our subsidiaries or third parties, or by and among our authorized personnel, authorized personnel in our subsidiaries or third parties,

•	that is necessary and for as long as necessary, and

•	for the exclusive purposes of implementing, administering or managing your participation in the Repurchase Program.
      You may request a list with the name and address of any potential recipients of your personal data. In addition, you may request a translation of this consent, where such translation is required under the applicable law. You may, at any time, review the personal data, request additional storage and processing of the personal data, require any necessary update or correction to the personal data, or withdraw your consent in writing by contacting us or our relevant subsidiary. Please note that the withdrawal of your consent may affect our ability to administer your participation in the Repurchase Program.

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